                                                                    Exhibit 4.17

                                   $30,000,000

                           DEBTOR-IN-POSSESSION CREDIT
                                       AND
                               GUARANTY AGREEMENT

                                      AMONG

                              KEY3MEDIA GROUP, INC.
    A DEBTOR AND DEBTOR-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                   AS BORROWER

                                       AND

                  THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN
 EACH A DEBTOR AND DEBTOR-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                  AS GUARANTORS

                                       AND

                          THE DIP LENDERS PARTY HERETO

                                       AND

                            WILMINGTON TRUST COMPANY

                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

                          DATED AS OF FEBRUARY 5, 2003

                                                                    Exhibit 4.17

                           DEBTOR-IN-POSSESSION CREDIT
                                       AND
                               GUARANTY AGREEMENT

         THIS DEBTOR-IN-POSSESSION CREDIT AND GUARANTY AGREEMENT, dated as of February 5, 2003 (this "Agreement"), by and among Key3Media Group, Inc., a Delaware corporation and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the "Borrower"), Key3Media Advertising, Inc. ("Advertising"), Key3Media BCR Events, Inc. ("BCR"), Key3Media BioSec Corp. ("BioSec"), Key3Media Events, Inc. ("Events"), Key3Media VON Events, Inc. ("VON" and, together with Advertising, BCR, BioSec and Events, the "Guarantors"), the lenders listed on the signature pages hereof (the "Lenders"), Wilmington Trust Company, as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII, the "Collateral Agent"), and Wilmington Trust Company, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the "Administrative Agent"). Unless otherwise defined herein or the context clearly requires otherwise, capitalized terms used in this Agreement shall have the meanings given such terms in Article I.

                             PRELIMINARY STATEMENTS

         The Borrower and the Guarantors (collectively, the "Loan Parties") have filed voluntary petitions with the Bankruptcy Court commencing cases under Chapter 11 of the Bankruptcy Code and the Loan Parties have continued in the possession of their assets and in the management of their businesses pursuant to
Section 1107 and 1108 of the Bankruptcy Code.

         Subject to the provisions of the Bankruptcy Code and the terms of this Agreement, the Borrower has applied to the Lenders for term loans (the "Loans") in an aggregate principal amount not to exceed $30,000,000.

         To provide guarantees and assure repayment of the Obligations, the Loan Parties shall provide to the Agents and the Lenders, pursuant to this Agreement and the Orders, the following (each as more fully described in this Agreement):

                  (i) a guaranty from each of the Guarantors of the due and punctual payment and performance of the Obligations pursuant to Article VII;

                  (ii) an allowed administrative expense claim in each of the cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over any and all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code; and

                  (iii) a perfected Lien on the Collateral as provided, and with the priorities set forth, in Section 2.12.

         All of the claims and the Liens granted to the Secured Parties pursuant to the Loan Documents and the Orders shall be subject to the Carve-Out to the extent provided in Section 2.12 and the Orders.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, the Loan Parties, the Agents and the Lenders hereby agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Administrative Agent" means Wilmington Trust Company and its successors and assigns.

         "Additional Priority Collateral" means all of the assets and properties of the Loan Parties (other than the Priority Collateral), if any, that are subject to Pre-Petition Lender Liens as of the Petition Date which are subsequently released or subordinated to the Liens granted to the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations.

         "Advertising" means Key3Media Advertising, Inc. and its successors and assigns.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agents" means the Administrative Agent and the Collateral Agent.

         "Aggregate Commitment Amount" means $30,000,000.

         "Approved Budget" means, at any time, the most recent Budget that has been submitted to, and approved by, the Managing Lender in accordance with
Section 5.01(j).

         "Arrangement Fee" means, with respect to any Loan advanced to the Borrower pursuant to this Agreement, 5% of the principal amount of such Loan.

         "Arranging Lender" means Weisel.

         "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07, which agreement shall be substantially in the form of Exhibit C, as amended, or such other form as is acceptable to the Required Lenders.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

         "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Cases from time to time.

         "BCR" means Key3Media BCR Events, Inc. and its successors and assigns.

         "BioSec" means Key3Media BioSec Corp. and its successors and assigns.

         "Borrower" means Key3Media Group, Inc. and its successors and assigns.

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         "Borrowing Date" means any Business Day specified in a Notice of
Borrowing as a date on which the Borrower requests the Lenders to make Loans to the Borrower pursuant to this Agreement.

         "Budget" means a thirteen (13) week forecast of anticipated cash receipts and disbursements of the Loan Parties.

         "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City.

         "Calendar Week" means a seven (7) day period that begins on Monday and ends on the next Sunday.

         "Carve-Out" has the meaning specified in the Interim Order or, if entered, the Final Order.

         "Cases" means the Chapter 11 cases of the Loan Parties pending in the Bankruptcy Court.

         "Cash Report" means, with respect to any Calendar Week, a report that
(a) sets forth the actual cash receipts, cash disbursements and ending cash balance for such Calendar Week, and (b) explains the variances, if any, between the actual financial results of such Calendar Week and the financial results forecast for such Calendar Week in the Approved Budget.

         "Collateral" means all of the assets and other property that is or is intended to be subject to any Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents (which shall include, without limitation, the Priority Interim Collateral, the Priority Collateral, any Additional Priority Collateral and all other assets and properties of the Loan Parties).

         "Collateral Agent" means Wilmington Trust Company and its successors and assigns.

         "Collateral Documents" means the Security Agreement and any other agreement or instrument that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Commitments" means, with respect to any Lender at any time, such Lender's Interim Loan Commitment and Final Loan Commitment.

         "Confidential Information" means information that any Loan Party furnishes to an Agent or a Lender on a confidential basis, but does not include any information that (a) is or becomes generally available to the public other than as a result of a breach by such Agent or such Lender of its obligations under this Agreement, or (b) is or becomes available to such Agent or such Lender from a source other than the Loan Parties that is not, to the actual knowledge of such Agent or Lender, acting in violation of a confidential agreement with a Loan Party.

         "Confirmation Order" means an order of the Bankruptcy Court confirming a Plan of Reorganization.

         "Consummation Date" means the date of the substantial consummation of a Plan of Reorganization (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the date that all of the conditions precedent to the effectiveness of such Plan of Reorganization have been satisfied or waived).

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         "Contract" means (a) any agreement (whether bilateral or unilateral or executing or non-executing and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including any indenture, lease or license, and (b) any deed or other instrument of conveyance.

         "Default" means any Event of Default or any event that would constitute an Event of Default but for the giving of notice or elapse of time or both.

         "DIP Loan Administrator" means David Auchterlonie and/or any other Person(s) employed, retained or selected by the Managing Lender to provide advice to the Managing Lender concerning the Loan Parties' financial performance, prospects for reorganization and compliance with the Loan Documents.

         "Disclosure Statement" means the disclosure statement for the Joint Plan, as amended.

         "Eligible Assignee" means any commercial bank or financial institution (including any fund that regularly invests in loans similar to the Loans) or any other Person approved by the Managing Lender.

         "ERISA" means the Employee Retirement Income Security Act of 1974 as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Events" means Key3Media Events, Inc. and its successors and assigns.

         "Events of Default" has the meaning specified in Section 6.01.

         "Existing Liabilities" means all of the Liabilities of the Loan Parties at the time the Loan Parties filed for bankruptcy.

         "Exit Fee" has the meaning specified in Section 2.05(b).

         "Fee Letter" means the fee letter, dated as of the date of this Agreement and attached hereto as Exhibit D, among the Agents and the Borrower, as amended.

         "Final Loan" has the meaning specified in Section 2.01.

         "Final Loan Availability Period" means the period beginning with the date on which the Final Order is approved by the Bankruptcy Court and ending on the Termination Date.

         "Final Loan Commitment" means, with respect to any Lender, at any date after the Final Order has been entered by the Bankruptcy Court, (a) an amount equal to (i) the amount set forth opposite such Lender's name on Schedule 2.01(b), minus (ii) the aggregate outstanding principal amount of such Lender's Interim Loans as of such date, or (b) as may be subsequently set forth in the Register from time to time to reflect sales or purchases of the Loans and/or Commitments by such Lender.

         "Final Order" means an order of the Bankruptcy Court entered in the Cases after a final hearing under Bankruptcy Rule 4001(b)(2) granting final approval of the Loan Documents and the Transactions.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United State of America.

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         "Governmental Authority" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether in the United States or a foreign jurisdiction.

         "Guaranteed Obligations" has the meaning specified in Section 7.01.

         "Guarantors" means Advertising, BCR, BioSec, Events and VON and their respective successors and assigns.

         "Guaranty" means the guaranty of the Obligations by the Guarantors set forth in Article VII.

         "Indemnified Costs" has the meaning specified in Section 8.05.

         "Indemnified Party" has the meaning specified in Section 9.04(b).

         "Indemnified Taxes" has the meaning specified in Section 2.08(a).

         "Interest Payment Date" means the last Business Day of each calendar month.

         "Interim Order" means an order of the Bankruptcy Court authorizing and approving the Loan Documents and the Transactions.

         "Interim Loan" has the meaning specified in Section 2.01.

         "Interim Loan Availability Period" means the period beginning on the date on which the Interim Order is approved by the Bankruptcy Court and ending on the earlier of (a) the date on which the Final Order is approved by the Bankruptcy Court, and (b) the Termination Date.

         "Interim Loan Commitment" means, with respect to any Lender at any time, before the Final Order has been entered by the Bankruptcy Court, the amount set forth opposite such Lender's name on Schedule 2.01(a) or as may be subsequently set forth in the Register from time to time to reflect sales or purchases of the Loans and/or Commitments by such Lender.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Joint Plan" means a Plan of Reorganization that is jointly proposed, supported and endorsed by both the Plan Proponent and the Loan Parties.

         "Junior Replacement DIP Loan" means, with respect to any Qualified Alternate Transaction, the loan required to be made to the Loan Parties by the Proposed Alternate Transaction Proponent(s) of such Qualified Alternate Transaction, which loan shall either be unsecured or secured by Liens that are junior in all respects to the Pre-Petition Lender Liens.

         "KERP" means the Key Employee Retention Program filed with the Bankruptcy Court after the Petition Date.

         "Law" means (a) all common laws and principles of equity, and (b) all provisions of all (i) constitutions, statutes, rules, regulations and orders of Governmental Authorities, (ii) approvals, consents and authorizations from Governmental Authorities, and (iii) orders, decisions, judgments and decrees of all Governmental Authorities (whether at law or in equity or admiralty) and arbitrators.

         "Lender" means Weisel and each Person that becomes a Lender under this Agreement pursuant to Section 9.07 for so long as Weisel or such other Person, as the case may be, shall hold (i) any of the outstanding Loans, or (ii) any Unfunded Commitment prior to the Termination Date.

         "Liabilities" means debts, liabilities, obligations and duties of every kind, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown, or matured or unmatured.

         "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "Loan" means an Interim Loan or a Final Loan.

         "Loan Documents" means (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) the Fee Letter, and (e) any other agreement, document or instrument executed and delivered by any Loan Party in connection with any of the foregoing agreements or documents or the Transactions.

         "Loan Parties" means the Borrower and the Guarantors.

         "Managing Lender" means Weisel.

         "Material Adverse Change" means any material adverse change in the business, financial condition, operations, performance or properties of the Loan Parties, taken as a whole after giving effect to the condition of the Loan Parties as of the date hereof.

         "Material Adverse Effect" means (a) a material adverse effect on the business, financial condition, operations, performance or properties of the Loan Parties, taken as a whole after giving effect to the condition of the Loan Parties as of the date hereof, (b) a material adverse effect on the rights and remedies of the Agents or any Lender under the Loan Documents, or (c) a material adverse effect on the ability of the Loan Parties to perform their obligations under the Loan Documents and/or the Joint Plan.

         "Maturity Date" means June 30, 2003; provided, however, that if requested by the Borrower and approved by the Required Lenders and the Managing Lender, the Managing Lender may, at any time or from time to time, extend the Maturity Date for up to twelve (12) months after June 30, 2003.

         "Minority Lenders" has the meaning specified in Section 9.01(b).

         "Note" means a promissory note of the Borrower payable to the order of any Lender, substantially in the form of Exhibit B, as amended, that evidences the aggregate indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender.

         "Notice of Borrowing" has the meaning specified in Section 2.02(a).

         "Obligations" means all amounts payable to the Lenders and the Agents pursuant to the Loan Documents (including, without limitation, the outstanding principal amount of the Loans, all interest payable on the Loans, and all fees, expenses (including but not limited to reasonable attorneys fees and expenses), premiums, penalties, fees, indemnifications, advances, liabilities, obligations, debts, contract causes of action, costs and other amounts payable to the Lenders and the Agents pursuant to the Loan Documents, whether direct or indirect, absolute or contingent, including any extensions, modifications, substitutions, amendments and renewals thereof).

         "Orders" means the Interim Order and the Final Order.

         "Other Taxes" has the meaning specified in Section 2.08(b).

         "Participation Fee" means, with respect to any Loan advance to the Borrower pursuant to this Agreement, an amount determined by the Arranging Lender up to, but not exceeding, 1% of the principal amount of such Loan.

         "Permitted Liens" means (a) the Pre-Petition Lender Liens, (b) with respect to any equipment purchased or leased by the Loan Parties, any Lien on such equipment that secures the purchase or lease obligations of the Loan Parties regarding such equipment, (c) any second priority Liens granted to the Pre-Petition Lenders on the Collateral pursuant to the Orders, and (d) Liens existing under the laws of the states of California, Nevada, Massachusetts arising out of the litigation between Interface, Nevada, Inc. or Interface Massachusetts, Inc. or and their affiliates and the Loan Parties.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Petition Date" means the date on which the Loan Parties filed for bankruptcy.

         "Plan Proponent" means Weisel.

         "Plan of Reorganization" means any plan of reorganization or liquidation regarding one or more of the Loan Parties.

         "Pre-Petition Credit Agreement" means (i) the Amended and Restated Credit Agreement, dated as of June 26, 2001, by and among the Borrower, certain of the Borrower's Subsidiaries and the Pre-Petition Lenders, as amended, and
(ii) all related security agreements, notes and other agreements, documents and instruments.

         "Pre-Petition Lender Collateral" means all of the collateral in which the Loan Parties granted Liens pursuant to the Pre-Petition Credit Agreement to secure the amounts payable to the Pre-Petition Lenders under the Pre-Petition Credit Agreement to the extent that such Liens are valid, perfected and nonavoidable.

         "Pre-Petition Lender Liens" means the Liens granted to the Pre-Petition Lenders on the Pre-Petition Lender Collateral pursuant to the Pre-Petition Credit Agreement.

         "Pre-Petition Lenders" means the lenders and agents that are party to the Pre-Petition Credit Agreement and their respective successors or assigns.

         "Priority Collateral" means, as of the date on which the Final Order is entered by the Bankruptcy Court and any date thereafter, (i) the Priority Interim Collateral, (ii) all of the assets and properties of the Loan Parties on
Schedule 1.1 to this Agreement, and (iii) all of the Additional Priority Collateral, if any, as of such date.

         "Priority Interim Collateral" means, as of the date on which the Interim Order is entered by the Bankruptcy Court and any date thereafter, (i) all of the assets and properties of the Loan Parties identified on Schedule 1.2 to this Agreement, (ii) all of the Additional Priority Collateral, if any, as of

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such date, and (iii) all of the assets and properties of the Loan Parties that are not subject to a valid and perfected Lien at the time the Loan Parties filed for bankruptcy.

         "Proposed Alternate Transaction" means any proposal, offer, plan, term sheet, expression of interest, agreement or other arrangement to (a) reorganize any of the Loan Parties and/or any of their Subsidiaries (other than the Joint
Plan) or restructure any of their Liabilities, or (b) sell, transfer, convey or otherwise dispose of any of the assets or properties of the Loan Parties and/or any of the Subsidiaries other than as permitted by Section 5.02(c).

         "Proposed Alternate Transaction Proponent" means any Person (other than a Loan Party) that (i) proposes, makes or sponsors any Proposed Alternate Transaction, or (ii) enters into any agreement, plan or other arrangement with one or more of the Loan Parties regarding any Proposed Alternate Transaction.

         "Qualified Alternate Transaction" means any Proposed Alternate Transaction that has been agreed to in writing by one or more of the Loan Parties and one or more other Persons that (a) has been duly authorized, executed and delivered by all of the parties to such agreement and such agreement is valid and legally binding on, and enforceable against, all of the parties thereto, (b) expressly provides for all of the following: (i) the Proposed Alternate Transaction is not subject to any financing, due diligence or other conditions, except approvals required by law, (ii) all of the Obligations will be paid in full in cash on or prior to the Maturity Date, (iii) all amounts payable to the Pre-Petition Lenders pursuant to the Pre-Petition Credit Agreement will be paid in full in cash on or prior to the consummation of such Proposed Alternate Transaction, (iv) the Proposed Alternate Transaction Proponent(s) of such Proposed Alternate Transaction shall have agreed to loan the Loan Parties an amount not less than the Aggregate Commitment Amount prior to the Maturity Date, which loan shall either be unsecured or secured by Liens junior in all respects to all of the Pre-Petition Lender Liens, and the proceeds of such loan shall be used to pay all of the Obligations on or prior to the Maturity Date and the remaining proceeds, if any, shall be available to the Loan Parties for general corporate purposes, and (v) each Proposed Alternate Transaction Proponent of such Proposed Alternate Transaction shall be liable to the creditors of the Loan Parties if such proponent breaches its obligation to consummate such transaction.

         "Qualified Alternate Transaction Conditions" means, with respect to any Qualified Alternate Transaction, (a) the Qualified Alternate Transaction Escrow Amount has been deposited with an escrow agent reasonably acceptable to the Managing Lender on terms reasonably acceptable to the Managing Lender, which deposit shall secure the obligations of the Qualified Alternate Transaction Proponent(s) of such Qualified Alternate Transaction to pay all of the Obligations on or prior to the Maturity Date, and (b) each Qualified Alternate Transaction Proponent has unconditionally and irrevocably agreed to fund all future borrowings under this Agreement (if any) through a participating interest in the Loans that is junior in priority to all amounts payable to the Lenders pursuant to the Loan Documents, which participating interest shall be repaid from the proceeds loaned to the Loan Parties pursuant to the Junior Replacement DIP Loan.

         "Qualified Alternate Transaction Escrow Amount" means, at any time, an amount equal to the sum of (a) the Aggregate Commitment Amount, plus (b) the Exit Fee, plus (c) all interest, fees, expenses and other Obligations (excluding the outstanding principal amount of the Loans) then payable to the Lenders pursuant to the Loan Documents.

         "Ratable Share" means (i) with respect to any Lender required to make a Loan pursuant to Section 2.02 at any time, a percentage calculated by dividing the total amount of such Lender's Unfunded Commitments at such time by the aggregate amount of the Unfunded Commitments of all of the Lenders at such time,
(ii) in the event that any or all of the interest, fees, expenses or other Obligations (excluding principal payments) payable to a Lender is being deferred or paid by increasing the outstanding principal amount of such Lender's Loan pursuant to Section 2.04(c) at any time, a percentage calculated by dividing the total amount of the interest, fees, costs and other Obligations payable to such Lender that is being deferred or paid by increasing the outstanding principal amount of such Lender's Loans at such time by the aggregate amount of the interest, fees, costs and other Obligations payable to all of the Lenders that is being deferred or paid by increasing the outstanding principal amount of their Loans at such time,
(iii) with respect to each Lender at the time (if any) that the Exit Fee becomes payable pursuant to Section 2.05(b), a percentage calculated by dividing the total amount of such Lender's Commitments at such time by the Aggregate Commitment Amount, (iv) with respect to any Arranging Lender at the time that an Arrangement Fee becomes payable pursuant to Section 2.05(c), a percentage calculated by dividing the total amount of the Commitments of such Arranging Lender at such time by the aggregate amount of the Commitments of all of the Arranging Lenders at such time, (v) with respect to any Lender and any payment of principal or interest on the Loans, a percentage calculated by dividing the total amount of such Lender's Commitments by the Aggregate Commitment Amount,
(vi) with respect to any Lender in all other situations in which any expenses, costs or other Obligations is payable to one or more of the Lenders pursuant to the Loan Documents (other than principal and interest payments and fees payable pursuant to Section 2.05(b) or Section 2.05(c)), a percentage calculated by dividing the total amount of such Lender's Commitments by the aggregate amount of all such Lenders' Commitments, and (vii) with respect to any Lender and any amount that becomes payable by all of the Lenders to an Agent pursuant to
Section 8.05 or otherwise, a percentage calculated by dividing the total amount of such Lender's Commitments by the Aggregate Commitment Amount.

         "Register" has the meaning specified in Section 9.07(d).

         "Required Lenders" means, at any time, the Lenders owed a majority of the aggregate principal amount of the Loans outstanding at such time.

         "Sales Report" means, with respect to any Calendar Week, a report that details the sales activity for such Calendar Week and provides a status on all current sales prospects as of the end of such Calendar Week.

         "Secured Parties" means the Agents and the Lenders.

         "Security Agreement" means the Debtor-In-Possession Security Agreement, dated as of the date of this Agreement, by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties, as amended.

         "Subsidiary" means, as to any Person at any time, (a) any corporation more than 50% of whose outstanding capital stock having ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is owned by such Person, directly or indirectly, at such time, and (b) any partnership, limited liability company, joint venture association or other entity more than 50% of whose outstanding equity interests are owned, directly or indirectly, by such Person at such time.

         "Super-Priority Claim" means a claim that is an administrative expense claim having priority over any and all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code.

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         "Termination Date" means the earliest to occur of (a) the Maturity
Date, (b) the date (if any) on which the Commitments terminate for any reason,
(c) the date that is forty-five (45) days after the Petition Date if the Final Order has not been entered by the Bankruptcy Court in form and substance satisfactory to the Managing Lender on or prior to such date, (d) the Consummation Date, or (e) the tenth (10th) day after any Loan Party supports or sponsors any Qualified Alternate Transaction.

         "Transactions" means the Interim Loans, the Final Loans, the granting of Liens on the Collateral to the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations, and all of the other transactions contemplated by the Loan Documents.

         "Unfunded Commitments" means, with respect to any Lender at any time, the aggregate amount of such Lender's Commitments, if any, that has not been advanced to the Borrower at such time pursuant to this Agreement.

         "VON" means Key3Media VON Events, Inc. and its successors and assigns.

         "Weisel" means Thomas Weisel Strategic Opportunities Partners, L.P. and/or funds managed or controlled by it and its Affiliates, and all of their respective successors and assigns.

         SECTION 1.02 Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, supplemented or otherwise modified from time to time.

         SECTION 1.03 Rules of Construction. Unless the context otherwise requires:

         (i)      a term has the meaning assigned to it;

         (ii)     "or" is not exclusive;

         (iii) words in the singular include the plural, and in the plural include the singular;

         (iv)     provisions apply to successive events and transactions;

         (v) the word "including" means including without limitation and the terms "include" or "includes" shall have correlative meanings;

         (vi)     "$" means U.S. dollars; and

         (vii) unless otherwise provided, references to Sections, Exhibits and Schedules refer to sections, exhibits and schedules to this Agreement.

                                   ARTICLE II
                         AMOUNTS AND TERMS OF THE LOANS

         SECTION 2.01 Commitments. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties set forth in this Agreement, each Lender agrees, severally and not jointly, to (a) make term loans to the Borrower during the Interim Loan Availability Period in an aggregate principal amount not to exceed its Interim Loan Commitment (each such term loan, an "Interim

Loan"), and (b) make term loans to the Borrower during the Final Loan Availability Period in an aggregate principal amount not to exceed its Final Loan Commitment (each such term loan, a "Final Loan").

         SECTION 2.02 Loans. (a) Unless otherwise agreed by the Managing
Lender, (i) each Loan shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the Borrowing Date, by the Borrower to the Administrative Agent, which shall give to each Lender prompt written notice thereof by telecopier, and (ii) notice of a Loan (a "Notice of Borrowing") may only be given on the first or second day of each Calendar Week. Each Notice of Borrowing shall be by telephone, confirmed immediately in writing, or telecopier, substantially in the form of Exhibit A, specifying therein the requested (i) Borrowing Date and (ii) aggregate amount of such Loan. Each Notice of Borrowing shall be accompanied by a Cash Report for the Calendar Week immediately preceding such Notice of Borrowing. Each Lender shall, before 11:00 A.M. (New York City time) on the Borrowing Date, make available to the Administrative Agent, in same day funds, such Lender's Ratable Share of such Loan. After the Administrative Agent's receipt from the Lenders of the funds requested by the Borrower and upon fulfillment of the conditions to such Loan set forth in this Agreement, the Administrative Agent will disburse or make such funds available to the Borrower.

         (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The proposed Loan requested in each Notice of Borrowing shall be in an increment of $250,000 and shall not be less than $1,000,000 in the aggregate (or such lesser increment or amount as is agreed to by the Managing Lender). A Notice of Borrowing shall not be honored if and to the extent that such Notice of Borrowing seeks a Loan in an amount that would cause the aggregate outstanding principal amount of the Loans to exceed the Aggregate Commitment Amount. In addition, unless otherwise agreed by the Managing Lender, a Notice of Borrowing shall not be honored (i) if and to the extent that such Notice of Borrowing seeks a Loan in an amount that exceeds the amount of cash required by the Loan Parties through the date that is two weeks after the proposed Borrowing Date as reflected in the Approved Budget after taking all available cash of the Loan Parties into consideration as reflected in the Cash Report for the immediately preceding Cash Report, or (ii) if a Default or an Event of Default has occurred and is continuing. Unless otherwise agreed by the Managing Lender, the Lenders shall not be required to extend Loans to the Borrower more frequently than once per Calendar Week. In conjunction with the consummation of the Joint Plan, if requested by the Borrower in writing, the Required Lender may, but shall be under no obligation to, approve additional Loans up to the aggregate amount of the Unfunded Commitments.

         (c) Nothing herein shall be deemed to require the Administrative Agent to expend its own funds or advance any money, on behalf of the Lenders, to the Borrower.

         (d) The failure of any Lender to make its Ratable Share of any Loan available to the Administrative Agent in accordance with this Agreement shall not relieve any other Lender of its obligation, if any, under this Agreement to make its Ratable Share of such Loan on the relevant Borrowing Date; however, no Lender shall be responsible for the failure of any other Lender to make its Ratable Share of any Loan available to the Administrative Agent on any Borrowing Date.

         SECTION 2.03 Notes; Prepayments; Conversion. (a) The Loans made by a Lender to the Borrower shall be evidenced by a Note, duly executed on behalf of the Borrower, dated as of the date of this Agreement, in substantially the form of Exhibit B, delivered and payable to such Lender in a principal amount equal to the aggregate amount of its Commitments. The outstanding balance of each Loan shall mature and be due and payable on the Termination Date. Each Note shall bear interest on the outstanding principal balance thereof for the relevant Borrowing Date as provided in Section 2.04.

         (b) The Borrower may, upon at least three (3) Business Day's notice to the Administrative Agent, prepay all (but not less than all) of the Obligations; provided, however, that notwithstanding the foregoing or anything to the contrary in this Agreement, (i) a prepayment of the Obligations shall not be permitted unless the Exit Fee is paid to the Lenders at the same time as the prepayment, and (ii) a prepayment of the Obligations shall not be permitted unless it is made in conjunction with, and pursuant to, a Qualified Alternate Transaction; provided further, however, that the Loans of any Minority Lender may be prepaid in accordance with Section 9.01(b). Upon the prepayment of the Obligations, the Commitments shall terminate and the Borrower shall no longer be entitled to borrow any funds under this Agreement.

         (c) Notwithstanding the foregoing or anything to the contrary in the Loan Documents, in the event that the Joint Plan provides for the conversion or exchange of all or part of the Obligations into debt and/or equity securities or interests of one or more of the Loan Parties or any other Person and such plan is confirmed by the Bankruptcy Court, and consummated, if such conversion or exchange is approved by the Required Lenders and the Managing Lender, then such conversion or exchange shall be approved and all Lenders shall be bound by such decision, in which case such Obligations shall be paid and discharged, and the Liens securing such Obligations shall be released, upon the conversion or exchange of such Obligations as and to the extent provided in the Joint Plan.

         SECTION 2.04 Interest. (a) Except as otherwise provided in Section 2.04(b), each Loan shall bear and accrue interest at a rate per annum equal to 7%. Interest shall be paid on the unpaid principal amount of each Loan on each Interest Payment Date, on the Termination Date and after the Termination Date, if interest remains unpaid, on demand.

         (b) Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the unpaid principal amount of each Loan at a rate per annum equal to 10%. In addition, the amount of any interest, fee, expense or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, shall also bear interest, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal to 10%.

         (c) Notwithstanding anything to the contrary in the Loan Documents, except as contemplated by Section 2.03(c) and this Section 2.04, upon the request of the Borrower, the Required Lenders may, but shall not be obligated to, elect to (i) defer the payment of any or all interest, fees, expenses and Obligations payable to the Lenders pursuant to this Agreement (excluding principal payments), or (ii) permit any or all of such amounts to be paid in whole or in part by increasing the outstanding principal amount of the Loans by the amount being paid. In the event the payment of any interest, fees, expenses or Obligations payable to all of the Lenders is deferred pursuant to this Section 2.04(c), the deferred amounts shall accrue interest at the same rate payable on the Loans; provided, however, that all amounts deferred pursuant to this Section 2.04(c) shall only be deferred for the period specified by the Required Lenders in writing. If any interest, fees, expenses or Obligations payable to all of the Lenders is paid by increasing the outstanding principal amount of the Loans, each Lender shall be allocated its Ratable Share of such increase. Notwithstanding the foregoing, if any interest, fees, expenses or Obligations are payable to some, but not all, of the Lenders pursuant to Section 2.05, Section 9.04 or otherwise or any Lender is being treated differently in any material adverse respect than other similarly situated Lenders pursuant to this Section 2.04(c), then (x) the amount payable to any such Lender shall not be deferred or paid by increasing the principal amount of such Lender's Loans without the consent of such Lender, and (ii) if any or all of the amount payable to one or more such Lenders is being paid by increasing the outstanding principal amount of the Loans, each such Lender shall be allocated its Ratable Share of such increase.

         SECTION 2.05 Fees. (a) The Borrower shall pay to each Agent from time to time hereafter as and when due and payable any and all other fees specified in the Fee Letter.

         (b) Subject to the entry of the Final Order, the Borrower shall pay to the Administrative Agent for the account of the Lenders a fee (the "Exit Fee") equal to $5,000,000 upon the occurrence of (i) the consummation of any Proposed Alternate Transaction, (ii) the sale, assignment, transfer, disposition or other conveyance of all or any material portion of the Loan Parties' assets to any Person, or (iii) the repayment of the Obligations other than upon the consummation of, and pursuant to, the Joint Plan (including, without limitation, any repayment resulting from any Loan Party supporting, endorsing, sponsoring or entering into any Proposed Alternate Transaction). Each Lender shall be entitled to receive its Ratable Share of the Exit Fee.

         (c) On the Borrowing Date for any Loan, the Borrower shall pay the Arrangement Fee for such Loan to the Administrative Agent for the account of the Arranging Lender. In addition, in connection with any Loan advanced to the Borrower pursuant to this Agreement, the Borrower shall pay the Participation Fee for such Loan to the Administrative Agent for the account of the Lenders (other than the Arranging Lender). Each other Lender shall be entitled to receive its Ratable Share of any Participation Fee.

         SECTION 2.06 Reserve Requirements; Change in Circumstances. (a) If at any time and from time to time after the date of this Agreement, any Lender or the Administrative Agent shall determine that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration of any such law, rule, regulation or guideline by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its lending office or an affiliate) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or will have the effect of (i) reducing the amount of any payment (whether of principal, interest or otherwise) receivable by such Lender or otherwise reducing the rate of return on the capital of such Lender or any of its Affiliates as a consequence of such Lender's obligations under this Agreement to a level below that which such Lender or Affiliate could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender and its Affiliates with respect to capital adequacy), (ii) increasing the cost to such Lender of making or maintaining a Loan, or (iii) requiring a payment in respect of a Loan, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its Affiliates for such reduction, additional cost or payment (excluding, for purposes of this Section 2.08, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.08 shall govern), and (y) changes in the basis of taxation of overall net income by any Governmental Authority under the laws of which such Lender is organized or operates. Notwithstanding any other provision of this Section 2.06, no Lender shall demand any payment referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially similar circumstances under substantially comparable provisions of other credit agreements.

         (b) A statement of any Lender or the Administrative Agent setting forth the amount or amounts payable to it pursuant to Section 2.06(a), supported by calculations in reasonable detail, as shall be necessary to compensate such Lender or its Affiliate as specified in Section 2.07(a) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Administrative Agent the amount or amounts shown as due on any such statement within ten (10) days after its receipt of the same.

         (c) Failure on the part of any Lender or the Administrative Agent to demand compensation for any increased costs, reduction in amounts received or receivable or reduction in the rate of return earned on the capital of such Lender or its Affiliates shall not constitute a waiver of such Lender's or the Administrative Agent's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return. The protection provided to the Lenders and the Administrative Agent under this
Section 2.06(c) shall be available to each Lender and the Administrative Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition that shall give rise to any demand by such Lender or the Administrative Agent for compensation.

         (d) Any Lender claiming any additional amounts payable pursuant to this Section 2.06 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to hold its Loan in a different lending office if doing so would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

         SECTION 2.07 Payments and Computations. (a) Except as otherwise provided in Section 2.03(c) and Section 2.04(c), all payments required to be made by any Loan Party pursuant to the Loan Documents shall be paid in full, irrespective of any right of counterclaim or set-off, on the day when due not later than 11:00 A.M. (New York City time) in U.S. dollars to the Administrative Agent in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. Upon receipt of any payment from any Loan Party, the Administrative Agent shall promptly distribute the payment as follows: (i) if the funds are payable to one or more Lenders pursuant to Section 2.03, Section 2.04, Section 2.05, Section 9.04 or otherwise, each such Lender shall receive its Ratable Share of such funds, and (ii) if the funds are payable to one Lender pursuant to Section 9.04 or otherwise, such funds shall be distributed to such Lender.

         (b) Each Loan Party hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due under the Loan Documents, to charge from time to time, to the fullest extent permitted by law, against any and all of the accounts of each Loan Party maintained with such Lender, any amount so due. Each Lender that charges an account of a Loan Party pursuant to this Section 2.07 shall use reasonable efforts to promptly notify such Loan Party after making any such charge; provided, however, that the failure to give such notice shall not affect the validity of such charge.

         (c) All computations of interest shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding on the Loan Parties for all purposes, absent manifest error.

         (d) Whenever any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

         (e) Nothing contained herein shall be deemed to require the Administrative Agent to expend its own funds or advance any money, on behalf of the Borrower, to the Lenders.

         (f) If the Administrative Agent receives funds for application to the payment of any Obligations under circumstances in which the Loan Documents do not specify the Obligations to which, or the manner in which, such funds should be applied, the Administrative Agent shall apply such funds in such order, manner and priority as determined by the Managing Lender.

         SECTION 2.08 Taxes. (a) Except as required by law, any and all payments by or for the account of any Loan Party pursuant to the Loan Documents shall be made, in accordance with Section 2.07, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as the "Indemnified Taxes"). If a Loan Party shall be required by law to deduct any Indemnified Taxes from or in respect of any amount payable under the Loan Documents to any Lender or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions, and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made under the Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, any of the Loan Documents (such taxes, charges and levies are hereinafter referred to as "Other Taxes").

         (c) Each Loan Party shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Indemnified Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.08, imposed on or paid by such Lender or such Agent and any liability (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto, except to the extent that such payments result solely from any act or omission to act on the part of a Lender. Any payments required to be made by a Loan Party to a Lender or Agent pursuant to this Section 2.08(c) shall be made within ten (10) days of the date that such Lender or such Agent makes written demand therefor.

         (d) As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments made to such Foreign Lender pursuant to the Loan Documents shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law, such properly completed and executed documentation required by Law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

         (f) Each Lender that is not a Foreign Lender and that is not eligible to be classified as an "exempt recipient" (as defined in the Treasury Regulations under the Internal Revenue Code) with respect to which no backup holding is required shall, upon the reasonable request by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent two completed copies of Internal Revenue Service Form W-9 or any successor form.

         (g)      Any Lender entitled to receive any payment pursuant to this
Section 2.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonable requested by a Loan Party, at the expense of such Loan Party, if the making of such filing would avoid the need for, or reduce the amount of, any amounts payable by such Loan Party pursuant to this Section 2.08.

         SECTION 2.09 Sharing of Payments. Each Lender agrees that if it (or any of its Affiliates pursuant to Section 9.05) shall, through the exercise of a right of banker's lien, set-off or counterclaim against any Loan Party (including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender or its Affiliates under any applicable bankruptcy, insolvency or other similar law, or otherwise) obtain any payment in respect of any amounts owed to such Lender pursuant to the Loan Documents, such Lender shall promptly deliver such payment to the Administrative Agent for the account of all the Lenders. The Administrative Agent shall apply any funds delivered to it pursuant to this Section 2.09 to the payment of the Obligations in accordance with Section 2.07 as if the Borrower had paid such amount to the Administrative Agent.

         SECTION 2.10 Use of Proceeds. Except as otherwise agreed to by the Required Lenders in writing, the proceeds of the Loans shall only be used to provide working capital for the Loan Parties and for other general corporate purposes of the Loan Parties (including the payment of amounts payable to the Lenders and the Agents pursuant to this Agreement and the payment of costs and expenses of administering the Cases that have been approved by the Bankruptcy Court), in all cases subject to the terms of this Agreement and the Orders and in accordance with the Approved Budget.

         SECTION 2.11 No Discharge; Survival of Claims. Except as otherwise provided by Section 2.03(c), the obligations of the Loan Parties under the Loan Documents shall not be discharged by the entry of a Confirmation Order (and pursuant to Section 1141(d)(4) of the Bankruptcy Code, the Loan Parties hereby waive any such discharge) and the entry of a Confirmation Order shall not in any manner affect the nature, priority and extent of the Super-Priority Claims granted to the Lenders and the Agents pursuant to the Loan Documents and/or the Orders. The obligations of the Loan Parties under the Loan Documents shall survive the conversion of the Cases to cases under Chapter 7 of the Bankruptcy Code and the dismissal of one or more of the Cases, and any such conversion or dismissal of the Cases shall not in any manner affect the nature, priority and extent of the Super-Priority Claims granted to the Lenders and the Agents pursuant to the Loan Documents and/or the Orders.

         SECTION 2.12 Priority and Liens. The Loan Parties hereby covenant, represent and warrant that the Obligations shall (a) at all times constitute Super-Priority Claims against all of the Loan Parties, and (b) be secured by the following Liens:

         (i) upon and after entry of the Interim Order by the Bankruptcy Court, (A) a Lien on all of the Priority Interim Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations, which Lien shall be senior to all of the other Liens on the Priority Interim Collateral (including, without limitation, the Pre-Petition Lender Liens), and (B) a Lien on all of the assets and properties of the Loan Parties (other than the Priority Interim Collateral) in favor of the

Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations, which Lien shall be subject only to valid and perfected Liens on such assets and properties prior to the Loan Parties' filing for bankruptcy (and the Liens granted to the Collateral Agent, for the benefit of the Secured Parties, on the assets and properties of the Loan Parties (other than the Priority Interim Collateral) that are subject to the Pre-Petition Lender Liens shall only be junior to the Pre-Petition Lender Liens), and

         (ii) upon and after entry of the Final Order by the Bankruptcy Court, (A) a Lien on all of the Priority Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations, which Lien shall be senior to all other Liens on the Priority Collateral (including, without limitation, the Pre-Petition Lender Liens), and (B) a Lien on all of the assets and properties of the Loan Parties (other than the Priority Collateral) in favor of the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations, which Lien shall be subject only to valid and perfected Liens on such assets and properties prior to the Loan Parties filing for bankruptcy (and the Liens granted to the Collateral Agent, for the benefit of the Secured Parties, on the assets and properties of the Loan Parties (other than the Priority Collateral) that are subject to the Pre-Petition Lender Liens shall only be junior to the Pre-Petition Lender Liens); provided, however, that all of the foregoing claims and Liens of the Secured Parties shall be subject to the Carve-Out as and to the extent provided in, and subject to the terms and conditions set forth, in the Interim Order or, if entered, the Final Order. Notwithstanding anything to the contrary contained in this Agreement, no portion of the Carve-Out shall be used to satisfy or pay any fees or administrative expense claims arising in connection with (x) any litigation against the Lenders or Pre-Petition Lenders (including the investigation, preparation and prosecution of any motions, objections or adversary proceedings seeking an order or judgment disallowing any of the claims of the Lenders or Pre-Petition Lenders against the Loan Parties, vacating or modifying any of the Orders, or awarding any other damages or remedies against the Lenders or Pre-Petition Lenders), (y) any objection or other opposition to the enforcement of remedies by the Lenders or Pre-Petition Lenders under the Loan Documents or Pre-Petition Credit Agreement, or (z) any request by the Lenders or Pre-Petition Lenders for an order dismissing the Cases or converting the Cases to cases under Chapter 7 of the Bankruptcy Code.

                                  ARTICLE III
                              CONDITIONS OF LENDING

         SECTION 3.01 Conditions Precedent to Interim Loans. The obligation of each Lender to make any Interim Loan shall be subject to the satisfaction, or waiver by the Required Lenders, immediately prior to or concurrently with the making of such Interim Loan, of the following conditions:

         (a) A motion for entry of an order authorizing the Debtors to file the Joint Plan shall have been filed with the Bankruptcy Court on the Petition Date and shall not have been terminated or withdrawn, and the Joint Plan shall be in forma nd substantce satisfactory to the Managing Lender;

         (b) All orders material to the interests of the Lenders and all other "first day orders" submitted to, and/or approved by, the Bankruptcy Court on or after the Petition Date shall be in form and substance satisfactory to the Managing Lender.

         (c) The Administrative Agent shall have received the following, each in form and substance satisfactory to the Required Lenders:

                  (i) a Note payable to the order of each Lender pursuant to Section 2.03;

                  (ii) a Notice of Borrowing relating to such Loan pursuant to Section 2.02; and

                  (iii) the Collateral Documents duly executed by each of the Loan Parties.

         (d) A copy of the Interim Order shall have been delivered to the Administrative Agent, and the Interim Order shall:

                  (i)      have been entered by the Bankruptcy Court;

                  (ii) be in form and substance satisfactory to the Managing Lender;

                  (iii) authorize the Interim Loans in the amounts and on terms and conditions satisfactory to the Managing Lender;

                  (iv) approve the payment by the Borrower of all of the fees and expenses set forth in the Loan Documents (other than the Exit
         Fee);

                  (v) approve the grant of valid and perfected Liens on the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as provided in and contemplated by Section 2.12 and the Collateral Documents with the priorities set forth in Section 2.12;

                  (vi)     be in full force and effect; and

                  (vii) shall not have been amended, stayed, vacated, reversed, modified or rescinded in any respect except as consented to by the Managing Lender; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of any Loan nor the performance by any of the Loan Parties of their obligations under any of the Loan Documents shall be the subject of an effective stay pending appeal.

         (e) The Loan Parties shall have provided the Managing Lender with such documents, certificates, instruments and opinions as reasonably requested by the Managing Lender to evidence the due authorization, execution and delivery of the Loan Documents by the Loan Parties and the due authorization of the Interim Loans, Final Loans and other Transactions.

         SECTION 3.02 Conditions Precedent to Each Loan. The obligation of each Lender to make any Loan shall be subject to the satisfaction, or waiver by the Required Lenders immediately prior to or concurrently with the making of such Loan, of the following:

         (i) all of the representations and warranties in the Loan Documents being correct on and as of such date, before and after giving effect to such Loan and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than applicable Borrowing Date, in which case as of such specific date;

         (ii) no event has occurred and is continuing, or would result from such Loan or the application of the proceeds therefrom, that constitutes a Default or an Event of Default;

         (iii) since the Petition Date, there has not occurred any Material Adverse Change or any development, event or circumstances that is reasonably likely to result in a Material Adverse Change;

         (iv) the Administrative Agent has received (i) a Notice of Borrowing, duly executed by the Borrower that complies with Section 2.02(a) and
Section 2.02(b), and (ii) a Cash Report for the preceding Calendar Week as required by Section 2.02(b);

         (v) the Loan Parties shall have paid all fees and expenses (including reasonable attorneys fees and expenses) due and owing to the Agents, the Lenders and the administrative agent of the Pre-Petition Credit Agreement;

         (vi)     there shall be an Approved Budget that covers at least ten
(10) full Calendar Weeks after the Borrowing Date and (x) the aggregate amount of cash actually held by the Loan Parties as of the last day of the Calendar Week immediately preceding such Loan shall be not less than 90% of the aggregate amount of cash that the Loan Parties were projected to have on such day in the Approved Budget, and (y) all accounts payable of the Loan Parties shall have been in the ordinary course of business since the Petition Date and none of the accounts payable of the Loan Parties incurred since the Petition Date is more than forty-five (45) days past due (other than accounts payable that are being disputed in good faith);

         (vii) the Administrative Agent, Managing Lender and the DIP Loan Administrator shall have received all of the information, reports and records regarding the Loan Parties that have been reasonably requested by them and all such information, reports and records shall be complete and accurate in all material respects;

         (viii) other than objections or threats to object to the entry of the Interim DIP Order or the Final DIP Order, there shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party pending or threatened before any Governmental Authority or arbitrator that (i) could reasonably be expected to have, individually or together with all other events and circumstances, a Material Adverse Effect, or (ii) purports to affect the legality, validity or enforceability of any Loan Document, the Joint Plan or the consummation of the transactions contemplated hereby or thereby;

         (ix) the Loan Parties shall have provided the Administrative Agent, Managing Lender and the DIP Loan Administrator with such documents, certificates, instruments and opinions as have been reasonably requested by them regarding the Loan Parties, the Collateral and the Loan Parties' compliance with the Loan Documents; and

         (x) the KERP (a) has not been filed with the Bankruptcy Court in form and substance satisfactory to the Managing Lender, (b) is amended, modified or supplemented in any manner that is not approved by the Managing Lender, or
(c) is withdrawn or not approved by the Bankruptcy Court within forty-five (45) days of the Petition Date in form and substance satisfactory to the Managing Lender.

         SECTION 3.03 Additional Conditions to Final Loans. The obligation of each Lender to make any Final Loan is subject to the satisfaction, or waiver by the Required Lenders immediately prior to or concurrently with the making of such Loan, of the following:

         (a) A copy of the Final Order shall have been delivered to the Administrative Agent, and the Final Order shall:

                  (i)      have been entered by the Bankruptcy Court;

                  (ii) be in form and substance satisfactory to the Managing Lender;

                  (iii) authorize the Final Loans in the amounts and on terms and conditions satisfactory to the Managing Lender,

                  (iv) approve the payment by the Borrower of all of the fees set forth in the Loan Documents;

                  (v) approve the grant of valid and perfected security interests in the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as provided in and contemplated by
         Section 2.12 and the Collateral Documents with the priorities set forth in Section 2.12;

                  (vi)     be in full force and effect; and

                  (vii) not have been amended, stayed, vacated, reversed, modified or rescinded in any respect except as consented to by the Managing Lender; and, if the Final Order is the subject of a pending appeal in any respect, neither the making of any Loan, nor the performance by any of the Loan Parties of any of their obligations under the Loan Documents be the subject of an effective stay pending appeal.

         SECTION 3.04 Determinations Under Article III. For purposes of determining compliance with the conditions specified in Article III, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Required Lenders.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01 Representations and Warranties of the Loan Parties. Each of the Loan Parties represents and warrants as of the date of this Agreement and each date on which a Loan is made to the Borrower pursuant to this Agreement as follows:

         (a) Organization and Authority. Each Loan Party and each of its Subsidiaries (i) is a corporation (other than Event Advertising LLC) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, and (iii) has all requisite corporate power and authority (including all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Each Loan Document has been duly authorized, executed and delivered by each Loan Party that is a party thereto. Each Loan Document is the legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms.

         (b) Ownership. All of the Guarantors and their Subsidiaries (other than Event Advertising, LLC) are wholly owned Subsidiaries of the Borrower and/or the other Loan Parties. No Person has any right to purchase or otherwise acquire any of the equity securities of any Loan Party or any of their Subsidiaries pursuant to an option, warrant, right of conversion or any similar right or otherwise. All of the outstanding equity securities of the Loan Parties and their Subsidiaries have been validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Borrower and/or the other Loan Parties free and clear of all Liens, except those created under the Collateral Documents and Liens securing amounts payable to the Pre-Petition Lenders under the Pre-Petition Credit Agreement.

         (c) No Conflict. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the Transactions, are within such

Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's certificate of incorporation, bylaws or other organizational documents, (ii) violate any Law,
(iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any Contract (other than the Pre-Petition Credit Agreement) binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, except for any such conflict, breach or default that could not reasonably be expected to have or result in, individually or together with all other events and circumstances, a Material Adverse Effect, or (iv) except for the Liens created pursuant to the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. Except as set forth on Schedule 4.01(c), no Loan Party or any of its Subsidiaries is in violation, breach or default of any Law or Contract, the violation, breach or default of which could be reasonably expected to have or result in, individually or together with all other events and circumstances, a Material Adverse Effect (to the extent that any Contract defines what constitutes a default or an event of default thereunder, a Loan Party shall not be in breach of such Contract unless a default or event of default has occurred and is continuing thereunder).

         (d) No Consent. Except for the entry by the Bankruptcy Court of the Interim Order and the Final Order, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the Transactions, (ii) the grant by any Loan Party of the Liens to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents, (iii) the perfection or maintenance of the Liens created pursuant to the Loan Documents (including the first priority nature of the Liens granted on the Priority Collateral), or (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Loan Documents. All applicable waiting periods in connection with the Transactions have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transactions or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

         (e) No Litigation. Except as set forth in the Loan Parties' public filings with the Securities and Exchange Commission (and except for actions threatened to be taken by certain Lenders in connection with the entry of the Interim Order and the Final Order), there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries that is pending or threatened before any court, Governmental Authority or arbitrator that (i) could be reasonably expected to have or result in, individually or together with all other events and circumstances, a Material Adverse Effect, or (ii) seeks to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transactions.

         (f) Budgets. All of the Budgets delivered to the Lender were prepared in good faith on the basis of the assumptions stated therein, which assumptions the Borrower believes were reasonable in the light of conditions existing at the time of delivery of such Budget, and represented, at the time of delivery, the Borrower's reasonable best estimate of the future financial performance of the Loan Parties and their Subsidiaries.

         (g) ERISA and Environmental Liabilities. The Loan Parties do not maintain, and are not required to maintain, any pension plan that is subject to ERISA (other than a 401(k) plan for which the Loan Parties have no unfunded Liability) and none of the Loan Parties or their Subsidiaries have any

Liabilities under ERISA or under any pension plan. None of the Loan Parties are subject to any environmental Liabilities under any Law or otherwise.

         (h) Compliance with Laws. Each Loan Party is in compliance with all Laws other than the violation or breach of which could not reasonably be expected to have or result in, individually or together with all other events and circumstances, a Material Adverse Effect.

         (i) Information. No representation or warranty made by a Loan Party in any Loan Document, nor any of the statements, documents, certificates or other written information furnished or to be furnished to the Managing Lender by a Loan Party, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. There are no facts, events or circumstances, contingent or accrued, known to the Loan Parties that have not been disclosed to the Managing Lender that could reasonably be expected to have or result in a Material Adverse Effect.

         SECTION 4.02 Notices of Borrowing. The delivery of each Notice of Borrowing for any Loan shall constitute a representation and warranty of the Loan Parties that (i) all of the conditions to such Loan have been satisfied other than the conditions, if any, expressly identified by such Notice of Borrowing as not being satisfied, and (ii) no Default or Event of Default has occurred and is continuing except as expressly set forth in such Notice of Borrowing.

                                   ARTICLE V
                            COVENANTS OF THE BORROWER

         SECTION 5.01 Affirmative Covenants. So long as any Loan is outstanding or any Obligation remains unpaid or any Lender shall have any Commitment, each of the Loan Parties and their Subsidiaries shall at all times:

         (a) Compliance with Laws. Comply with all Laws other than the violation or breach of which could not reasonably be expected to have or result in, individually or together with all other events and circumstances, a Material Adverse Effect.

         (b) Maintenance of Insurance. Maintain at its own expense insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party operates, and maintain any other insurance or self-insurance required by Law or required by the Managing Lender. Each policy for liability insurance maintained by such Loan Party shall (i) provide for all losses to be paid on behalf of the Collateral Agent, for the benefit of the Secured Parties, and such Loan Party as their interests may appear, and (ii) name the Collateral Agent as additional insured thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as its interests may appear and have such other terms and conditions as may be requested by the Collateral Agent or the Managing Lender.

         (c) Preservation of Corporate Existence. Preserve and maintain its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises.

         (d) Inspection and Information Rights. (i) Permit each Managing Lender, and/or any of its agents, advisors or representatives (including, without limitation, the DIP Loan Administrator), at any time to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, and evaluate and monitor, such Loan Party and to discuss the affairs, finances and accounts of such Loan Party with any of its officers, directors, employees, agents, representatives and advisors. In addition, such Loan Party shall promptly provide each Managing Lender, and/or any of its agents, advisors or representatives (including, without limitation, the DIP Loan Administrator), with all information, reports, agreements and records regarding such Loan Party and/or the Collateral as they may reasonably request in the form and manner requested.

         (ii) Promptly provide the DIP Loan Administrator with all information, reports, agreements and records regarding such Loan Party and/or the Collateral as he may reasonably request, all of which shall be presented in a form and manner reasonably satisfactory to the DIP Loan Administrator. The DIP Loan Administrator shall be permitted to continuously remain on the premises of such Loan Party and/or visit such Loan Party from time to time without any advance notice. The DIP Loan Administrator shall be given reasonable access to all of the officers, directors, and senior employees of such Loan Party as and to the extent the DIP Loan Administrator reasonably determines necessary or appropriate (and such Loan Party understands and agrees that the DIP Loan Administrator will be monitoring, evaluating and working with its officers employees, agents, representatives and advisors on a daily basis). Such Loan Party shall cause all of its officers, senior employees, agents, representatives and advisors to promptly cooperate in good faith with the DIP Loan Administrator at all times.

         (e) Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party in accordance with generally accepted accounting principles then in effect.

         (f) Maintenance of Properties. Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (g) Further Assurances. (i) Promptly upon request by any Agent or the Managing Lender, correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

                  (ii) Promptly upon request by any Agent or the Managing Lender, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent or any Managing Lender may reasonably require from time to time in order to (w) carry out more effectively the purposes of the Loan Documents, (x) to the fullest extent permitted by applicable law, subject any of the properties, assets, rights or interests of the Loan Parties or their Subsidiaries to the Liens now or hereafter intended to be covered by any of the Loan Documents, (y) perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and any of the Liens intended to be created by the Loan Documents, and
(z) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively the rights granted or now or hereafter intended to be granted to the Secured Parties under the Loan Documents.

         (h) Proposed Alternate Transactions. Provide to the Managing Lender (i) all information regarding each Proposed Alternate Transaction within one (1) Business day of receiving or sending any information (regardless of how communicated and whether in writing or oral) regarding such Proposed Alternate Transaction, and (ii) all other information (including copies of all Proposed Alternate Transactions and other agreements and documents related to such transactions) requested by the Managing Lender with respect to any Proposed Alternate Transaction promptly after such request is made.

         (i) The Joint Plan. File the Joint Plan and the Disclosure Statement with the Bankruptcy Court on the Petition Date, after which the Loan Parties shall take all reasonable actions to obtain confirmation of the Joint Plan by the Bankruptcy Court (including actions requested by the Plan Proponents), including (i) seeking Bankruptcy Court approval of the Disclosure Statement, (ii) recommending that all eligible creditors vote to accept the Joint Plan, (iii) defending the Joint Plan and the Disclosure Statement in connection with any objection thereto, (iv) taking such actions as may be required to consummate the Joint Plan following confirmation of such plan by the Bankruptcy Court, and (v) taking such actions as may be necessary to the administration of the Cases to achieve confirmation of the Joint Plan, including with respect to the establishment of a deadline to file proofs of claim and the maintenance or modification of exclusivity during the prosecution of the Joint Plan.

         (j) Budgets. Submit, with the other Loan Parties, a proposed Budget to the Managing Lender on or before the last Business Day of each Calendar Week. In the event of any material change between the periods covered by the current Approved Budget and the proposed new Budget, the Loan Parties shall provide a written explanation of the reasons for each such change, which explanation shall be delivered to the Managing Lender with the proposed new Budget. Until a proposed new Budget is approved by the Managing Lender, the current Approved Budget shall remain in effect. If a proposed new Budget is approved by the Managing Lender, such Budget shall thereafter be the Approved Budget for all periods covered by such proposed Budget until the next proposed new Budget is approved by the Managing Lender; however, the Managing Lender shall have no obligation to approve any Budget submitted to it. The Loan Parties may request the Managing Lender to approve a change to any Approved Budget at any time; however, the Managing Lender shall be under no obligation to approve any change to any Approved Budget. Each Budget shall be presented in a form reasonably satisfactory to the Managing Lender and each Approved Budget shall be in form and substance reasonably satisfactory to the Managing Lender.

         (k) Cash Management. Manage their cash in a manner acceptable to the Managing Lender and, to the extent requested by the Managing Lender, promptly change their cash management systems and procedures in a manner reasonably acceptable to the Managing Lender (including, without limitation, creating and using concentration, lock-box and other accounts under the control of the Agents or their designees).

         (l) Ordinary Course of Business. Except as expressly required by this Agreement or otherwise consented to by the Managing Lender in writing, carry on its business in the ordinary course of business and, in connection therewith, use its reasonable best efforts to (i) preserve or improve its relationships with customers, suppliers and others having business dealings with it, (ii) keep available the services of its significant employees, and (iii) preserve or improve its present business, each in a manner consistent with past practice.

         (m) Obligations and Taxes. Pay all of its material obligations arising after the Petition Date promptly and in accordance with their terms and pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or upon its income and profits or in respect of its property after the Petition Date, before the same be in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Petition Date which, if unpaid, would become a Lien or charge on any part of its assets or properties; provided, however, that the Loan Parties shall not be required to pay and discharge or cause to be paid and discharged any obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof is being contested in good faith by appropriate proceedings (if the Loan Parties have set aside on their books adequate reserves therefor). In addition, the Loan Parties shall not permit any of their accounts payable to become more than forty-five (45) days past due (other than payables being contested in good faith).

         (n) Additional Collateral. If requested by the Managing Lender, cause any Subsidiary that is not a Loan Party to guarantee all of the Obligations in a manner reasonably satisfactory to the Managing Lender.

         SECTION 5.02 Negative Covenants. So long as any Loan is outstanding or any other Obligation is payable to any Secured Party or any Lender shall have any Commitment, none of the Loan Parties nor any of their Subsidiaries shall, at any time:

         (a) Liens. Create, incur, assume or suffer to exist any Lien on or with respect to any of its assets or properties of any character (including accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Loan Party or subsidiary as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                  (i) Liens created under the Loan Documents in favor of the Collateral Agent for the benefit of the Secured Parties; and

                  (ii)     Permitted Liens.

         (b) Liabilities. (i) Create, incur, assume or suffer to exist any Liability other than: (w) amounts payable to the Secured Parties pursuant to the Loan Documents, (x) Liabilities incurred in the ordinary course of business that are contemplated by, and included, in the Approved Budget, (y) Liabilities permitted by Section 5.02(j), and (z) Existing Liabilities; provided, however, that during any Calendar Week, the Loan Parties may incur expenses not contemplated by, or included in, the Approved Budget if (1) such expenses were incurred in the ordinary course of business, (2) such expenses were unanticipated, (3) the aggregate amount of such unanticipated expenses is less than 10% of the aggregate cash expenses reflected in the Approved Budget for such week, and (4) no Default or Event of Default has occurred and is continuing; or

                  (ii) Pay any Liability other than (x) amounts payable to the Secured Parties pursuant to the Loan Documents, and (y) Liabilities permitted to be incurred after the Petition Date pursuant to Section 5.02(b).

         (c) Sales of Assets. Use, sell, lease, transfer or otherwise dispose of any assets, or grant any option or other right to use, purchase, lease or otherwise acquire any assets, or file a motion or support any motion seeking Bankruptcy Court approval of any such transaction without the consent of the Managing Lender (other than a motion to approve a Qualified Alternate Transaction); provided, however, that the Loan Parties may sell inventory in the ordinary course of business and dispose of surplus, obsolete or damaged equipment.

         (d) Dividends; Capital Stock. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction in capital, purchase, redemption or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for any of the foregoing purposes; provided, however, that any Loan Party or Subsidiary may pay dividends to any Loan Party that is its direct parent company.

         (e) Change in Nature of Business. Make any material change in the nature or type of its business as conducted on the Petition Date except as required by the Bankruptcy Code or consented to by the Managing Lender.

         (f) Amendment of Organizational Documents and Material Contracts. Amend its certificate of incorporation, bylaws or other organizational documents; or enter into, assume, amend, terminate or reject any Contract other than in the ordinary course of business.

         (g) Accounting Changes. Make or permit (i) any material change in accounting policies or reporting practices, except as recommended by its independent public accountants or required by generally accepted accounting principles, or (ii) any change in its fiscal year.

         (h) Prepayments of Liabilities. Except for a prepayment of the Obligations pursuant to Section 2.03(b), prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any debt or other Liability.

         (i) Negative Pledge. Enter into or suffer to exist any agreement or other arrangement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties, or (ii) in connection with any Existing Liabilities if such agreement or other arrangement was entered into prior to the Petition Date.

         (j) Limits on Forming Companies; Investments. Create or invest in, or purchase or otherwise acquire any interest in, or merge, consolidate or otherwise combine with, any corporation, partnership, limited liability company, joint venture, company or other entity. In addition, no Loan Party shall purchase, redeem, hold or acquire any equity, debt or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person, except for (i) ownership by the Loan Parties of the Subsidiaries owned by them as of the Petition Date, (ii) advances and loans among the Loan Parties in the ordinary course of business, and (iii) with respect to any Subsidiary of a Loan Party that is not a Loan Party, advances, loans, capital contributions and/or other investments by a Loan Party in or to any such Subsidiary that are approved by the Managing Lender in writing in advance.

         (k) Certain Actions. Knowingly or intentionally take or permit any action(s), or fail to take any action(s), if such action(s) or failure(s) would or could reasonably be expected to (i) impede, interfere with, prevent or materially delay the consummation of the Transactions or the transactions contemplated by the Joint Plan, (ii) diminish or dilute the benefits to the Lenders and/or the Plan Proponents of the Transactions or the transactions contemplated by the Joint Plan, (iii) adversely affect any of the Lenders' rights in the Collateral, (iv) result in a breach of any of the representations, warranties, covenants or agreements made by the Loan Parties in the Loan Documents, or (v) result in a Material Adverse Change.

         (l) Transactions With Affiliates. Enter into any transaction with any of its Affiliates other than transactions in the ordinary course of business entered into in good faith upon commercially reasonable terms that are no less favorable to such Loan Party than would be obtained with a non-Affiliated Person.

         (m) Chapter 11 Claims. At any time incur, create, assume, suffer to exist or permit (i) any Super-Priority Claim other than those granted to or for the benefit of the Secured Parties, or (ii) any other claim or right to payment that is pari passu with or senior to the Obligations except as provided in Section 2.12 and the Orders.

         (n) Support for Proposed Alternate Transaction. Consistent with its fiduciary duties the Loan Parties may discuss and negotiate any Proposed Alternate Transactions proposed by other Persons and respond to requests for information regarding the Loan Parties from Persons interested and capable in making a Proposed Alternate Transaction; provided, however, that the Loan Parties may not support or endorse, or enter into an agreement regarding, a Qualified Alternate Proposal unless all of the Qualified Alternate Transaction Conditions have been satisfied.

         (o) Settlement of Claims. Without the consent of the Managing Lender, enter into any settlement or compromise of any litigation, claim (including a claim for insurance proceeds) or cause of action in which any Loan Party or any of its Subsidiaries initially sought or demanded in excess of $100,000, or file or support any motion seeking Bankruptcy Court approval of any such compromise or settlement. For purposes of this Section 5.02(o), any waiver or release of any litigation, claim (including a claim for insurance proceeds) or cause of action by or on behalf of the Loan Parties or any of their Subsidiaries shall be considered a compromise or settlement.

         (p) Use of Cash. Except as otherwise agreed to by the Managing Lender, at any time use or invest cash or other funds for any purpose or in any way other than to pay Liabilities in accordance with Section 5.02(b); provided, however, that subject to Section 5.01(k), a Loan Party may deposit cash or funds in a demand or money market account at a financial institution that is acceptable to the Managing Lender.

         (q) Employees. Except as contemplated by, and included in, the Approved Budget or otherwise agreed to by the Managing Lender, (i) change the compensation of any employee, (ii) enter into an employment, severance or similar agreement with any employee, or (iii) hire any employee.

         SECTION 5.03 Reporting Requirements. So long as any as any Obligation shall remain unpaid, or any Lender shall have any Commitment, the Loan Parties shall furnish to the Managing Lender and the DIP Loan Administrator such information, reports and records as reasonably requested by any Managing Lender or the DIP Loan Administrator, all of which shall be in form and substance reasonably satisfactory to the party requesting such information, reports and records. In addition, the Loan Parties shall furnish to the Managing Lender the following:

         (a) Default and Prepayment Notices. As soon as possible and in any event within one (1) Business Day after any senior officer (including, without limitation, any chief executive officer, chief financial officer, chief operating officer or senior vice-president) of any Loan Party learns of the occurrence of each Default, Event of Default, or any event, development or occurrence reasonably likely to have or result in, individually or together with all other events and circumstances, a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer or vice president responsible for financial matters of such Loan Party setting forth details of such Default, Event of Default, event, development or occurrence and the action that such Loan Party has taken and proposes to take with respect thereto.

         (b) Financial Information. Provide the financial information required to be delivered to the Pre-Petition Lenders pursuant to Sections 5.03(b), 5.03(c) and 5.03(d) of the Pre-Petition Credit Agreement (whether or not the Loan Parties are required to provide such financial information after the Petition Date) as and when such information is required to be delivered to the Pre-Petition Lenders pursuant to the terms of the Pre-Petition Credit Agreement, all of which shall be in form and substance reasonably satisfactory to the Managing Lender. In addition, as soon as available and in any event within thirty (30) days after the end of each calendar month, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such month and consolidated and consolidating statements of income of the Borrower and its subsidiaries for such month, all of which shall be in form and substance reasonably satisfactory to the Managing Lender.

         (c) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority, domestic or foreign, affecting any Loan Party or any of its Subsidiaries; provided, however, that unless requested by the Administrative Agent or the Managing Lender, the Borrower shall not be required to give notice of any proofs of claim filed in the Cases.

         (d) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national securities exchange.

         (e) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Managing Lender pursuant to this Section 5.03.

         (f) Chapter 11 Filings. Copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of any of the Loan Parties with the Bankruptcy Court in the Cases, or distributed by or on behalf of any of the Loan Parties to any official committee appointed in the Cases or to any unofficial committee.

         (g) Cash and Sales Reports. On the first or second Business Day of each Calendar Week, a Cash Report and a Sales Report for the immediately preceding Calendar Week shall be furnished to the Managing Lender, each of which shall be in form and substance reasonably satisfactory to the Managing Lender.

         (h) Other Information. Such other information, reports and records regarding the Loan Parties and their Subsidiaries (including, without limitation, any information, reports and records with respect to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries) or the Collateral as the Managing Lender may from time to time reasonably request, promptly after each request is made, all of which shall be in form and substance reasonably satisfactory to the requesting party and shall be accurate and complete in all material respects when delivered or given to the Managing Lender and, if any such information becomes inaccurate in any material respect after being delivered to the Managing Lender, such Loan Party shall provide the Managing Lender with updated information that is accurate in all material respects.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         SECTION 6.01 Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing:

         (a) the Borrower shall fail to pay any Obligation payable to any Agent or any Lender pursuant to the Loan Documents as and when such amount becomes due and payable, whether at the due date thereof or by acceleration thereof or otherwise; or

         (b) any representation or warranty made (or deemed to be made) by any Loan Party under, pursuant to or in connection with any Loan Document, or any material statement or representation made in any report, financial statement, certificate or other document furnished by a Loan Party to the Agents, the Managing Lender or the Lenders under, pursuant to or in connection with the Loan Documents, shall prove to have been false or misleading in any material respect when made or delivered; or

         (c) any Loan Party or any of its Subsidiaries shall fail to perform or observe any term, covenant or agreement contained in Section 2.10,
Section 2.12, or Article V; or

         (d) any Loan Party or any of its Subsidiaries shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document or any Order that is to be performed or observed by it if such failure shall remain unremedied for more than ten (10) days; or

         (e) there shall occur any Material Adverse Change or any development, event or occurrence that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Change; or

         (f) one or more judgments or orders as to any post-petition liability for the payment of money in excess of $50,000 in the aggregate not covered by insurance shall be rendered against one or more of the Loan Parties since the Petition Date and the enforcement thereof shall not be stayed or vacated; or

         (g) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries with respect to any post-petition event that is reasonably likely to have or result in a Material Adverse Effect or cause a Material Adverse Change, and there shall be any period of ten (10) days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (h) any material provision of (i) any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any Loan Party shall so state or assert, or (ii) any Loan Document shall for any reason cease to create (x) a valid and perfected first priority lien on and security interest in the Priority Interim Collateral or the Priority Collateral purported to be covered thereby, or (y) a valid and perfected second priority lien on and security interest in all of the other Collateral; or

         (i) any of the following occurs: (i) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or any Loan Party shall seek the dismissal of any of the Cases; (ii) a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed or elected in the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within thirty (30) days after the entry thereof; (iii) an application shall be filed by any Loan Party for the approval of any Super-Priority Claim or other claim or right to payment (other than as provided in Section 2.12 and the Orders) in the Cases that is pari passu with or senior to the Obligations, or there shall arise or be granted any such pari passu or senior Super-Priority Claim or other claim or right to payment; or (iv) a contested matter or adversary proceeding shall be filed by any Loan Party seeking to avoid, disallow, subordinate, reduce or otherwise challenge the validity, extent or priority of the Pre-Petition Lender Liens or the claims of the Pre-Petition Lenders under the Pre-Petition Credit Agreement; or

         (j) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (the granting of a deed in lieu of foreclosure or the like) on any assets of the Loan Parties that have an aggregate value in excess of $50,000; or

         (k) (i) the Interim Order shall cease to be in full force and effect and the Final Order shall not have been entered prior to such cessation, or (ii) the Final Order shall not have been entered within thirty (30) days after the Petition Date, or (iii) from and after the date of entry of the Final Order, the Final Order shall cease to be in full force and effect, or (iv) any Loan Party shall fail to comply with the terms of either Order in any material respect, or (v) either the Interim Order or the Final Order shall be amended, supplemented, stayed, reversed, vacated or modified (or any Loan Party shall apply for authority to do so) without the written consent of the Managing Lender; or

         (l) without having obtained the prior written consent of the Plan Proponents, any Loan Party (i) files any amendment or modification to the Joint Plan, or (ii) files a motion seeking to extend the period during which any Loan Party has the exclusive right to file and seek confirmation of a Plan of Reorganization; or

         (m) except in conjunction with a motion by the Loan Parties to approve a Qualified Alternate Transaction, (i) the Joint Plan is terminated or withdrawn, or (ii) any condition to the consummation of the Joint Plan is not (or can not be) satisfied and such condition is not waived by both Plan Proponents, or (iii) a Plan of Reorganization (other than the Joint Plan) is filed, supported or endorsed by any Loan Party (or any Loan Party shall apply for authority to do so) or is filed by any other Person; or

         (n) the aggregate amount of cash held by the Loan Parties at the end of any Calendar Week is less than the amount forecast in the Approved Budget by more than 10% of the forecasted amount; or

         (o) at the beginning of each calendar month commencing on March 1, 2003, the annualized aggregate pro forma amount of the selling, general and administrative expenses of the Loan Parties and their Subsidiaries, as calculated by the Managing Lender after normalizing the expenses of the Loan Parties (excluding compensation to management and Professional Fees), is more than $50,000,000; or

         (p) the Loan Parties fail to pay their accounts payable in the ordinary course of business or any such payables are more than forty-five (45) days past due (excluding accounts payable being disputed in good faith); or

         (q) the Approved Budget covers less than ten (10) future full Calendar Weeks at any time; or

         (r) the Bankruptcy Court does not approve the Disclosure Statement pursuant to an order that is in form and substance satisfactory to the Required Lenders within thirty-five (35) days after the Petition Date (or such later date, if any, as is acceptable to the Managing Lender); or

         (s) the Confirmation Order is not entered by the Bankruptcy Court within eighty (80) days after the Petition Date (or such later date, if any, as is acceptable to the Managing Lender); or

         (t) any Loan Party shall file a motion seeking, or the Bankruptcy Court shall enter, an order (i) approving payment of a pre-petition claim other than claims contemplated by, and included in, the

Approved Budget or approved by the Managing Lender in writing, or (ii) approving any "first day" order not approved by the Managing Lender; or

         (u) the KERP is not approved by the Bankruptcy Court within forty-five (45) days of the Petition Date in form and substance satisfactory to the Managing Lender;

then, and in any such event and without further order of or application to the Bankruptcy Court, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower (with a copy to (i) counsel for each statutory committee appointed in the Cases, if any, (ii) the United States Trustee for the District of Delaware, and (iii) the administrative agent for the Pre-Petition Credit Agreement, and (iv) counsel to the Borrower), take one or more of the following actions at any time or from time to time, at the same or different times: (a) declare the Commitments of each Lender and the obligation of each Lender to make Loans to be terminated, whereupon all of the Commitments shall immediately terminate, (b) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other Obligations payable under the Loan Documents to be immediately due and payable, whereupon the Loans, all such interest and all such Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; and (c) exercise any and all remedies under the Loan Documents and under applicable law available to the Agents and the Lenders; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Bankruptcy Code, (x) the Commitments of each Lender and the obligation of each Lender to make Loans shall automatically be terminated, and (y) the Loans, all such interest and all such Obligations shall automatically and immediately become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII
                                    GUARANTY

         SECTION 7.01 Guaranty. (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and such Guarantor will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The obligations of the Guarantors under this Article VII shall be joint and several.

         (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors under this
Article VII shall not be affected by (i) the failure of the Agents or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of any Loan Document or otherwise; (ii) any extension or renewal of any Loan Document; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any Loan Document; (iv) the release, exchange, waiver or foreclosure of any security held by the Agents or any Lender for the Obligations; (v) the failure of the Agents or any Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor.

         (c) Each of the Guarantors further agrees that its guaranty of the Obligations constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Agents or any Lender to (i) any security held for payment of the Obligations, (ii) any balance of any deposit, account or credit on the books of the Agents or any Lender in favor of the Borrower or any other Guarantor, or (iii) any other Guarantor or any other Person.

         (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under the Loan Documents.

         (e) Each Guarantor's guaranty of the Obligations shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection or extent of any collateral therefore or by any other circumstance relating to the Obligations that might otherwise constitute a defense to its guaranty. Neither the Agents nor any Lender makes any representation or warranty in respect to any such circumstances, or shall have any duty or responsibility whatsoever to any Guarantor, in respect of the management and maintenance of the Obligations.

         (f) Subject to the provisions of Section 6.01, upon the Obligations becoming due and payable (by maturity, acceleration or otherwise), the Agents and Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent or any Managing Lender, without further application to or order of the Bankruptcy Court.

         SECTION 7.02 No Impairment of Guaranty. The obligations of the Guarantors under this Agreement shall not be subject to (a) any reduction, limitation, impairment or termination for any reason (including any claim of waiver, release, surrender, alteration or compromise), and (b) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors under this Agreement shall not be discharged or impaired or otherwise affected by (i) the failure of the Agents or any Lender to assert any claim or demand or to enforce any remedy under any Loan Document, (ii) any waiver or modification of any provision of any Loan Document, (iii) any default, failure or delay, willful or otherwise, in the performance of the Obligations, or (iv) any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law unless and until the Obligations are paid in full.

         SECTION 7.03 Subrogation. Upon payment by any Guarantor of any amount to an Agent or a Lender under this Agreement, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any Guarantor shall be paid or reimbursed by the Borrower for any amount paid by such Guarantor to an Agent or a Lender, such amount shall be held in trust by such Guarantor for the benefit of the Secured Parties and such Guarantor shall immediately pay such amount to the Administrative Agent for application to the payment of the Obligations, whether matured or unmatured.

         SECTION 7.04 Subordination. All Liabilities of any Loan Party to any other Loan Party shall be subordinated to the Obligations in all respects.

                                  ARTICLE VIII
                                   THE AGENTS

         SECTION 8.01 Authorization and Action. Each Lender hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the

Loan Documents as are specifically delegated to such Agent by the terms of the Loan Documents, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lender, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         SECTION 8.02 Agents' Reliance.

         (a) Neither Agent nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (f) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; (g) shall not be responsible to any Lender for (A) determining whether or not any of the transactions contemplated hereby qualifies as a highly leveraged or similar transaction ("HLT") as defined by any bank regulatory authority from time to time, (B) notifying any Lender regarding the HLT status of any transaction contemplated hereby or of any change in that status, or (C) the correctness of any determination as to HLT status, and (h) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram or telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

         (b) In addition, the Agents may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by them and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, independent public accountants or experts. The Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

         SECTION 8.03 Rights of an Agent. In the event that an Agent holds a Loan or has any Commitment, the Loans held or made by such Agent and the Notes issued to it shall have the same rights and powers under the Loan Documents as any other Lender and such Agent may exercise the same as though it (or its Affiliates) were not an Agent. Affiliates of any Agent may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if such Agent were not an Agent and without any duty to account therefor to the Lenders.

         SECTION 8.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based solely on the documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 8.05 Indemnification. (a) Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel) that may be imposed on, incurred by, or asserted against each Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent in any way relating to or arising out of (i) the Loan Documents or (ii) any of the Loan Parties' petitions with the Bankruptcy Court under Chapter 11 of the Bankruptcy Code and any orders of the Bankruptcy Court in connection thereto (collectively, the "Indemnified Costs"); provided, however, that (i) no Lender shall be liable for any portion of such Indemnified Costs resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction and (ii) no Lender shall be liable for any amount payable by another Lender to each Agent pursuant to Section 2.02 or this Section 8.05. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for such Lender's Ratable Share of any costs and expenses (including fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that an Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by an Agent, any Lender or a third party. The failure of any Lender to reimburse an Agent promptly upon demand for such Lender's Ratable Share of any amount required to be paid by the Lender to each Agent as provided in this Section 8.05 shall not relieve any other Lender of its obligation under this Section 8.05 to reimburse each Agent for such Lender's Ratable Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse each Agent for such other Lender's Ratable Share of such amount.

         (b) Without prejudice to the survival of any other agreement of any Lender under this Agreement, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable under the Loan Documents and the resignation or removal of any Agent hereunder.

         SECTION 8.06 Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been appointed by the Required Lenders, or if a successor Agent shall not have accepted such appointment, within thirty
(30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of any appointment as Agent by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Loan Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within thirty (30) days after written notice is given of the retiring Agent's resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such thirtieth (30th) day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents, and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent. After any retiring Agent's resignation or removal as Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01 Amendments. (a) No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that except as otherwise provided or permitted in Section 2.03(c), Section 2.04(c),
Section 9.01(b) and Section 9.01(c), (i) no such amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby, (w) increase the Commitment of such Lender, (x) reduce the principal amount of, or the rate of interest payable on, any Loan payable to such Lender, (y) extend any date for payment, or reduce the amount, of any interest, fees or expenses payable to such Lender under the Loan Documents, or (z) extend the final maturity of the Loans except that the Managing Lender may extend the Maturity Date for up to one (1) year without the consent of any other Lender (it being understood and agreed that the waiver of any Default or Event of Default shall not constitute an extension of the Maturity Date); provided further that no such amendment, waiver or consent shall, without the written consent of all the Lenders, (1) amend this Section 9.01 or the definition of Required Lenders, (2) change the Super-Priority Claim status of the Obligations, (3) release all or substantially all of the Priority Collateral in any transaction or series of related transactions, or (4) release all or substantially all of the Guarantors in any transaction or series of related transactions. In addition, no such amendment, waiver or consent regarding the Loan Documents shall (A) affect any of the rights of the Managing Lender under the Loan Documents without the prior written consent of the Managing Lender, or (B) affect any of the rights of an Agent under the Loan Documents without its prior written consent.

         (b) Notwithstanding anything to the contrary in this Section 9.01, in the event that the Borrower requests that the Loan Documents be amended or modified in any manner that would require the unanimous consent of the Lenders and such amendment or modification is agreed to by the Required Lenders and the Managing Lender, the Borrower and the Managing Lender shall be permitted to amend or modify the Loan Documents without the consent of the Lenders that did not consent to such amendment or modification requested by the Borrower (such Lender or Lenders, the "Minority Lenders") to provide for (i) the termination of the Commitment of each Minority Lender,
(ii) the addition to this Agreement of one or more new Lenders, or any increase in the Commitment of one of more of the Lenders that consented to such amendment or modification to the extent agreed to by such Lenders, so that the total Commitment after giving effect to such amendment or modification shall be equal to the Aggregate Commitment Amount, (iii) if any Loans are outstanding at the time of such amendment or modification, the making of additional Loans as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment or modification, and (iv) such other amendments and modifications to the Loan Documents as may be deemed appropriate by the Managing Lender.

         (c)      Notwithstanding anything to the contrary in this Section 9.01,
(i) the Borrower and the Managing Lender may amend, modify or supplement any Loan Document without the consent of any Lender to correct a defect, mistake or ambiguity in any Loan Document, and (ii) the Required Lenders may amend, modify or supplement Exhibit C without the consent of any other Person.

         SECTION 9.02 Notices. All notices and other communications provided for under this Agreement shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to the Borrower, at the Borrower's address at 5700 Wilshire Blvd., Suite 325, Los Angeles, California 90036, Attention: Peter Knepper, with a copy to Ned Goldstein at the same address with a copy to Kasowitz, Benson, Torres & Friedman LLP, 1633 Broadway, New York, New York 10019, Attention: David M. Friedman; if to any Guarantor, addressed to such Guarantor, c/o Borrower at its specified address in this Section 9.02; if to any Lender, at its specified address under its name on Schedule 9.02; if to any other Lender, at the address specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at _________________________________,
Attention: ___________ or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed or telecopied, be effective when deposited in the mails, delivered to the telegraph company or transmitted by telecopier, respectively, except that notices and communications to any Agent regarding a change in address or pursuant to Article II shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or any Loan Document or of any other agreement, document or instrument delivered pursuant to, or in connection with, any Loan Document shall be effective as delivery of an original executed counterpart thereof.

         SECTION 9.03 No Waiver; Remedies. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

         SECTION 9.04 Costs and Expenses. (a) Whether or not the Transactions are consummated, the Loan Parties agree to pay on demand (i) all reasonable fees, costs and expenses incurred by or on behalf of the Agents and the Lenders in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including (x) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (y) the reasonable fees and expenses of counsel for the Agents and the Lenders with respect to the Loan Documents, with respect to advising the Agents and the Lenders as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default, Event of Default or any events or circumstances that may give rise to a Default or Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto, and (z) the reasonable fees and expenses of such accounting firm or other financial advisors as the Agents may engage to advise it in respect of the Loans and/or Commitments from time to time), (ii) all reasonable out-of-pocket costs and expenses of the Agents and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including the reasonable fees and expenses of counsel for the Agents and each Lender with respect thereto) and
(iii) all transfer, stamp, documentary or similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any of the Loan Documents or any other document referred to herein or therein.

         (b) Whether or not the Transactions are consummated, the Loan Parties agree to pay on demand to the Managing Lender (i) all reasonable fees, costs and expenses incurred by or on behalf of the Managing Lender in connection with its efforts to restructure the Liabilities of the Loan Parties and reorganize the Loan Parties pursuant to a bankruptcy proceeding or otherwise, and (ii) all of the fees, costs and expenses incurred by or on behalf of the Managing Lender in connection with the employment or retention of the DIP Loan Administrator.

         (c) The Loan Parties, jointly and severally, agree to indemnify and hold harmless the Agents, each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all Indemnified Costs that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Loans, the actual or proposed use of the proceeds of the Loans, the Loan Documents, any of the Transactions or any of the loan parties' petitions with the Bankruptcy Court under chapter 11 of the Bankruptcy Code and any orders of the Bankruptcy Court in connection thereto, or
(ii) the presence of any hazardous materials in violation of any environmental law on any property owned or operated by any Loan Party or any of its Subsidiaries; except to the extent such Indemnified Costs are found in a final, non-appealable judgment by a Bankruptcy Court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transactions are consummated. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loans, the actual or proposed use of the proceeds of the Loan, the Loan Documents or any of the Transactions.

         (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it pursuant to any Loan Document, including fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party Agent or any Lender, in its sole discretion, in which case such amount shall be payable on demand by such Loan Party to the Lender, as the case may be, and such amount shall accrue interest at a rate per annum equal to 10%.

         (e) Without prejudice to the survival of any other agreement of any Loan Party under any Loan Document, the agreements and obligations of the Borrower contained in Sections 2.06 and 2.08 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable under the Loan Documents and the resignation or removal of any Agent.

         SECTION 9.05 Right of Set-off. Subject to Section 2.09, upon the occurrence and during the continuance of any Event of Default, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower or Guarantor against any and all of the Obligations now or hereafter existing, irrespective of whether such Agent or such Lender shall have made any demand under any Loan Document and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify the Borrower or such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their Affiliates under this Section 9.05 (i) are in addition to other rights and remedies (including other rights of set-off) that such Agent, such Lender and their respective Affiliates may have, and (ii) are subject to Section 2.09.

         SECTION 9.06 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agents and the Lenders and their respective successors and assigns. Neither the Borrower nor any of the other Loan Parties may assign or transfer any of their rights or obligations under the Loan Documents without the consent of the Required Lenders and the Managing Lender.

         SECTION 9.07 Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans or Commitments); provided, however, that (i) except in the case of an assignment to a Person that is a Lender or an Affiliate of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments assigned by a Lender shall in no event be less than $2,000,000, (ii) each such assignment shall be to an Eligible Assignee, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Note subject to such assignment; provided, however, that notwithstanding the foregoing, a Lender may not assign any of its rights or obligations under this Agreement unless (x) such assignment has been consented to by the Managing Lender, or (y) an Event of Default has occurred and is continuing for at least ten (10) consecutive days.

         (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.06, 2.08 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning

Lender's rights and obligations under this Agreement, such Lender shall cease to be a party to this Agreement).

         (c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error, and the Loan Parties, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with the Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C or such other form as is acceptable to the Required Lenders, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and
(iii) give prompt notice thereof to the Borrower, each other Agent and each Managing Lender. If an assignee requests, the Borrower shall promptly execute and deliver to the Administrative Agent a Note to the order of such assignee in an amount equal to the Commitments assumed by such assignee pursuant to such Assignment and Acceptance and, if any assigning Lender has retained any Commitments and if such assigning Lender requests, a new Note to the order of such assigning Lender in an amount equal to the Commitments retained by it. A new Note shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B.

         (f) Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement

(including all or a portion of its Loans or Commitments; provided, however, that (i) such Lender's obligations under this Agreement (including its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Loans and the related Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would (1) reduce the principal of, or interest on, the Loans or any fees or other amounts payable under the Loan Documents, in each case to the extent subject to such participation, (2) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable under the Loan Documents, in each case to the extent subject to such participation, (3) release all or substantially all of the Priority Collateral in any transaction or series of related transactions, or (4) release all or substantially all of the Guarantors in any transaction or series of related transactions.

         (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Loan Parties and their Subsidiaries furnished to such Lender by or on behalf of the Loan Parties; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender in accordance with
Section 9.09.

         (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Loans owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         SECTION 9.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

         SECTION 9.09 Confidentiality. Neither an Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis to the extent necessary for the Agent or Lender to perform its duties in connection with the Loans, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating such Lender, and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender substantially in accordance with this Section 9.09.

         SECTION 9.10 Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

         SECTION 9.11 WAIVER OF JURY TRIAL. EACH OF THE LOAN PARTIES, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS, THE TRANSACTIONS OR THE ACTIONS OF ANY AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         SECTION 9.12 Managing Lender. Any matter that requires the consent or approval of the Managing Lender pursuant to this Agreement shall require the consent or approval of (a) Avenue so long as it is a Lender, and (b) Weisel so long as it is a Lender. Any action that may be taken by a Managing Lender, and any right granted to a Managing Lender, pursuant to this Agreement, may be taken or exercised by (i) Avenue so long as it is a Lender, and (ii) Weisel so long as it is a Lender.

                       [Signatures on the following page]

                                                                    Exhibit 4.17

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     KEY3MEDIA GROUP INC., as Borrower

                                     By:________________________________________
                                        Name:
                                        Title:

                                     KEY3MEDIA ADVERTISING, INC., as a Guarantor

                                     By:________________________________________
                                        Name:
                                        Title:

                                     KEY3MEDIA BCR EVENTS, INC, as a Guarantor

                                     By:________________________________________
                                        Name:
                                        Title:

                                     KEY3MEDIA BIOSEC CORP., as a Guarantor

                                     By:________________________________________
                                        Name:
                                        Title:

                                     KEY3MEDIA EVENTS, INC., as a Guarantor

                                     By:________________________________________
                                        Name:
                                        Title:

                                     KEY3MEDIA VON EVENTS, INC., as a Guarantor

                                     By:________________________________________
                                     Name:
                                     Title:

                                                                    Exhibit 4.17

                                     WILMINGTON TRUST COMPANY,
                                     as Administrative Agent and
                                     Collateral Agent

                                     By:________________________________________
                                     Name:
                                     Title:

                                     THOMAS WEISEL CAPITAL PARTNERS, L.P.
                                     By: Thomas Weisel Capital Partners LLC,
                                     its general partner

                                     By:________________________________________
                                     Name:
                                     Title:

                                     TWP CEO FOUNDERS' CIRCLE (AI), L.P.
                                     By: Thomas Weisel Capital Partners LLC,
                                     its general partner

                                     By:________________________________________
                                     Name:
                                     Title:

                                     TWP CEO FOUNDERS' CIRCLE (QP), L.P.
                                     By: Thomas Weisel Capital Partners LLC,
                                     its general partner

                                     By:________________________________________
                                     Name:
                                     Title:

                                     THOMAS WEISEL CAPITAL PARTNERS EMPLOYEE
                                     FUND, L.P.
                                     By: Thomas Weisel Capital Partners LLC,
                                     its general partner

                                     By:________________________________________
                                     Name:
                                     Title:

                                     THOMAS WEISEL STRATEGIC OPPORTUNITIES
                                     PARTNERS L.P.
                                     By: Thomas Weisel Strategic Opportunities
                                     Partners LLC, its general partner

                                     By:________________________________________
                                     Name:
                                     Title:

                                                                    Exhibit 4.17

                                                                    SCHEDULE 1.1

                              ADDITIONAL COLLATERAL

All right, title and interest of the Loan Parties in, to and under all of the following (whether or not registered or an application is pending): (i) the VoiceCon name, trademarks, marks and designs and all related, similar, derivative or associated names, trademarks and names and all other related, similar, derivative or associated intellectual property and rights (excluding any publications related to VoiceCon), (ii) the Seybold Seminars name, trademarks, marks and designs and all related, similar, derivative or associated names, trademarks and names and all other related, similar, derivative or associated intellectual property and rights (excluding any publications related to Seybold Seminars), and (iii) the NGN name, trademarks, marks and designs and all related, similar, derivative or associated names, trademarks and names and all other related, similar, derivative or associated intellectual property and rights (excluding any publications related to NGN).

All right, title and interest of the Loan Parties in any and all agreements regarding all VoiceCon, Seybold Seminars, and NGN tradeshows and related events and programs (including, without limitation, all agreements, contracts and other arrangements entered into by the Loan Parties in connection with any tradeshow or related event or program, including all agreements regarding the use of convention space and hotel rooms).

All accounts receivable and other amounts now or hereafter payable, directly or indirectly, to or for the benefit of the Loan Parties on account of, in connection with, or as a result of any VoiceCon, Seybold Seminars, or NGN tradeshow or related event or program.

                                                                    Exhibit 4.17

                                                                    SCHEDULE 1.2

                           PRIORITY INTERIM COLLATERAL

All right, title and interest of the Loan Parties in, to and under all of the following (whether or not registered or an application is pending): the COMDEX name, trademarks, marks and all related, similar, derivative or associated names, trademarks, names (including, without limitation, Comdex & Design, Comdex Enterprise & Design, Comdex Television News & Design, and Comdex TV & Design, Comdexnet.com, Comdexnet.net, Comdexworld.com, Comdexnet.net, and Telcomdex.com) and all other related, similar, derivative or associated intellectual property and rights.

All right, title and interest of the Loan Parties in any and all agreements regarding all COMDEX tradeshows and related events and programs (including, without limitation, all agreements, contracts and other arrangements entered into by the Loan Parties in connection with any COMDEX tradeshow or related event or program, including all agreements regarding the use of convention space and hotel rooms).

All accounts receivable and other amounts now or hereafter payable, directly or indirectly, to or for the benefit of the Loan Parties on account of, in connection with, or as a result of any COMDEX tradeshow or related event or program.

                                                                    Exhibit 4.17

                                                                SCHEDULE 2.01(a)

                            INTERIM LOAN COMMITMENTS

                    Lender                                            Amount
                    ------                                            ------
THOMAS WEISEL CAPITAL PARTNERS L.P.                               $ 7,846,001.50

TWP CEO FOUNDERS' CIRCLE (AI), L.P.                               $   180,910.37

TWP CEO FOUNDERS' CIRCLE (QP), L.P.                               $   660,965.12

THOMAS WEISEL CAPITAL PARTNERS EMPLOYEE FUND, L.P.                $    62,123.00

THOMAS WEISEL STRATEGIC OPPORTUNITIES PARTNERS L.P.               $ 3,750,000.00

TOTAL                                                             $12,500,000.00

                                                                    Exhibit 4.17

                                                                SCHEDULE 2.01(b)

                              FINAL LOAN COMMITMENT

                  Lender                                              Amount
                  ------                                              ------
THOMAS WEISEL CAPITAL PARTNERS L.P.                               $18,830,403.61

TWP CEO FOUNDERS' CIRCLE (AI), L.P.                               $   434,184.90

TWP CEO FOUNDERS' CIRCLE (QP), L.P.                               $ 1,586,316.30

THOMAS WEISEL CAPITAL PARTNERS EMPLOYEE FUND, L.P.                $   149,095.20

THOMAS WEISEL STRATEGIC OPPORTUNITIES PARTNERS L.P.               $ 9,000,000.00

TOTAL                                                             $30,000,000.00

                                                                    Exhibit 4.17

                                                                SCHEDULE 4.01(c)

                              BREACHES OF CONTRACTS

There are no pending breaches of contract that would give rise to a Material Adverse Effect.

                                                                    Exhibit 4.17

                                                                   SCHEDULE 9.02

                                     NOTICES

                                 Thomas Weisel Strategic Opportunities
                                 Partners, L.P.
                                 c/o Thomas Weisel Partners LLC
                                 One Montgomery Street
                                 San Francisco, California 94104
                                 Fax: 415-271-3889
                                 Attn: 415-271-3888

                                 with a copy to:
                                 Clifford Chance US LLP
                                 200 PARK AVENUE
                                 New York, New York 10166-0153
                                 Fax:(212) 878-8375

                                                                    Exhibit 4.17

                                                                       EXHIBIT A

                           FORM OF NOTICE OF BORROWING

                      [LETTERHEAD OF KEY3MEDIA GROUP, INC.]

                                               _____________ __, 2003

By Facsimile

Wilmington Trust Company,
         as Administrative Agent for Lenders

[___________________________________]
[___________________________________]
Attention:  [___________________________]

Ladies and Gentlemen:

         Reference is hereby made to the Debtor-in-Possession Credit and Guaranty Agreement, dated as of January 30, 2003 (the "Credit Agreement"), by and among, Key3Media Group, Inc. (the "Borrower"), Key3Media Advertising, Inc., Key3Media BCR Events, Inc., Key3Media BioSec Corp., Key3Media Events, Inc., Key3Media VON Events, Inc., the Lenders party thereto, and Wilmington Trust Company, as administrative agent and collateral agent. Unless otherwise defined herein or the context clearly requires otherwise, capitalized terms shall have the meanings given to them in the Credit Agreement.

         The Borrower hereby gives you an irrevocable, binding notice (this "Notice") pursuant to Section 2.02(a) of the Credit Agreement that the Borrower hereby requests a Loan in the aggregate amount of $ _________ to be made to the Borrower on __________, 200__ (the "Borrowing Date").

         The requested Loan is to be sent to:

                           [Name of Bank]
                           [City of Bank]
                           Beneficiary:
                           Account No.: [number]
                           ABA No.:[number]
                           Attn: [name]

         The Borrower hereby certifies that (i) except as set forth on Annex I to this Notice, all of the applicable conditions under Article III of the Credit Agreement to the obligations of the Lenders to make the Loan requested by this Notice have been satisfied as of the date of this Notice, (ii) a Cash Report for the Calendar Week ending ,___ 2003, is attached hereto as Annex II, which report is true and correct in all material respects as of the date of this Notice, and
(iii) no Default has occurred and is continuing on the date hereof or will be in existence on the Borrowing Date (before or after giving effect to the proposed Loans), and (iv) this Notice does not seek a Loan in an amount that exceeds the amount of cash required by the Loan Parties through the date that is two weeks after the proposed Borrowing Date as reflected in the Approved Budget after taking all available cash of the Loan Parties into consideration as reflected in the attached Cash Report for the immediately preceding Cash Report.

                                     KEY3MEDIA GROUP INC.

                                     By:________________________________________
                                        Name:
                                        Title:

                                                                    Exhibit 4.17

                                                                         ANNEX I

                             UNSATISFIED CONDITIONS

                                (ATTACHED HERETO)

                                                                    Exhibit 4.17

                                                                        ANNEX II

                                   CASH REPORT

                                (ATTACHED HERETO)

                                                                       EXHIBIT B

                                  FORM OF NOTE

                                                              New York, New York

$___________________                                         _____________, 2003

         FOR VALUE RECEIVED, the undersigned, KEY3MEDIA GROUP, INC., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of ___________________ ("Lender") at the offices of WILMINGTON TRUST COMPANY, a Delaware corporation, as administrative agent and collateral agent ("Agent") for Lenders (as hereinafter defined), at Agent's address at ________________________________, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of __________________________ Dollars ($___________). Unless otherwise defined herein or the context clearly requires otherwise, capitalized terms shall have the meanings given to them in that certain Debtor-in-Possession Credit and Guaranty Agreement, dated as of January 30, 2003, by and among Borrower, certain subsidiaries of Borrower, Agent, Lender, and the other lenders party thereto ("Lenders") (including all annexes, exhibits and schedules thereto and as from time to time amended, modified, or supplemented, the "Credit Agreement").

         This Note is issued to Lender pursuant to the Credit Agreement and Lender is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to in the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loan evidenced hereby are made and are to be repaid. The aggregate outstanding principal balance of the Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note.

         The principal amount of the indebtedness evidenced by this Note shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated in this Note by reference.

         If any payment on this Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         Upon and after the occurrence of any Event of Default, this Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrower), be declared, and immediately shall become, due and payable.

         Time is of the essence of this Note.

         Except as provided in the Credit Agreement, this Note may not be assigned by Lender to any Person.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

         [TO BE USED WHEN THIS NOTE REPLACES AN EXISTING NOTE: This Note is issued in [full/partial] substitution for and replacement of, but not in payment of the Note of Borrower dated _______, payable to the order of ___________ in the original principal amount of _________ DOLLARS ($________)]

                                     Borrower:

                                     KEY3MEDIA GROUP, INC.

                                     By:________________________________________
                                     Name:
                                     Title:

                                                                    Exhibit 4.17

                                                                       EXHIBIT C

                            ASSIGNMENT AND ACCEPTANCE

         THIS ASSIGNMENT AND ACCEPTANCE, dated as of __, 200__ (this "Assignment"), is by and between ________________________ ("Assignor Lender"), as assignor, and ______________________ ("Assignee Lender"), as assignee, and acknowledged and consented to by WILMINGTON TRUST COMPANY, as Administrative Agent ("Agent"). All capitalized terms used in this Assignment and not otherwise defined herein will have the respective meanings set forth in the Debtor-in-Possession Credit and Guaranty Agreement, dated as of January [29], 2003, by and among Key3Media Group, Inc. ("Borrower"), Key3Media Advertising, Inc. ("Advertising"), Key3Media BCR Events, Inc. ("BCR"), Key3Media BioSec Corp. ("BioSec"), Key3Media Events, Inc. ("Events"), Key3Media VON Events, Inc. ("VON" and, together with Borrower, Advertising, BCR, BioSec and Events, the "Loan Parties"), Agent, Assignor Lender, and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, modified, or supplemented, the "Credit Agreement").(1)

                                    RECITALS

         WHEREAS, Assignor Lender has agreed to make Loans to Borrower pursuant to the Credit Agreement;

         WHEREAS, Assignor Lender desires to assign to Assignee Lender all [A PORTION] of its interest in the Loans and the Collateral, and to delegate to Assignee Lender all [A PORTION] of its Commitments and other duties with respect to such Loans and Collateral;

         WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

         WHEREAS, Assignee Lender desires to appoint Agent to serve as the Administrative Agent and the Collateral Agent for Assignee Lender under the Credit Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

                                   ARTICLE I

                     ASSIGNMENT, DELEGATION, AND ACCEPTANCE

         SECTION 1.01 Assignment and Delegation by Assignor. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.02 of this Assignment), all [SUCH PORTION] of Assignor Lender's right,

---------------
(1) NOTE: THE TERMS OF THIS ASSIGNMENT WILL VARY FOR ASSIGNMENTS OF 100% OF A LENDER'S COMMITMENT AS OPPOSED TO A PARTIAL ASSIGNMENT.

title, and interest in and to, and delegates all of its obligations regarding, the following Loans and Commitments (the "Assigned Loans and Commitments"):

Outstanding Principal      Interim Loan Commitment         Final Loan Commitment
Amount of Loans
$__________________        $______________________         $__________________

         SECTION 1.02 Acceptance and Assumption by Assignee Lender. By its execution of this Assignment, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation with respect to the Assigned Loans and Commitments, and the Assignee Lender agrees to be (i) a Lender under the Loan Documents with respect to the Assigned Loans and Commitments, and (ii) bound by the terms and conditions of the Loan Documents. By its execution of this Assignment, Assignor Lender agrees, to the extent provided in this Assignment, to relinquish its rights and be released from its obligations and duties under the Credit Agreement with respect to the Assigned Loans and Commitments.

         SECTION 1.03 Effective Date. The assignment and delegation by Assignor Lender, and acceptance and assumption by Assignee Lender, of the Assigned Loans and Commitments will be effective, and Assignee Lender will become a Lender under the Loan Documents, as of the date on which the Agent receives written notice from the Assignor Lender that the Assignor Lender has received payment in full for the Assigned Loans and Commitments.

         SECTION 1.04 Interest, Fees and Expenses. The Assigned Loans and Commitments will include all of the Assignor Lender's right, title and interest in and to any accrued and unpaid interest payable on such Loans (whether or not then due and payable); however, the Assigned Loans and Commitments will not include any of the accrued and unpaid fees or expenses payable to Assignor Lender prior to the Effective Date.

                                   ARTICLE II
                      INITIAL PAYMENT AND DELIVERY OF NOTES

         SECTION 2.01 Execution and Delivery of Notes. Following payment of the Assigned Amount, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrower and Agent will obtain from Borrower for delivery to Assignee Lender [AND ASSIGNOR LENDER] new executed Notes evidencing Assignee Lender's [AND ASSIGNOR LENDER'S RESPECTIVE] Ratable Share in the Loans after giving effect to the assignment described in Section
1.01 of this Assignment. With respect to each Loan being assigned under this Assignment, a new Note will be issued to Assignee Lender in the aggregate principal amount of the portion of such Loans being assigned to Assignee Lender, and a new Note shall be issued to Assignor Lender in the aggregate principal amount of the portion of such Loans being retained by Assignor Lender.

                                  ARTICLE III
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 3.01 Assignee Lender's Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

         (a) This Assignment is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

         (b) The execution and performance by Assignee Lender of its duties and obligations under this Assignment and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

         (c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Assignment;

         (d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Loan Party, has conducted its own evaluation of the Loans, the Loan Documents and each Loan Party's creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

         (e) Assignee Lender is entering into this Assignment in the ordinary course of its business, and is acquiring its interest in the Loans for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control;

         (f) No future assignment or participation granted by Assignee Lender with respect to the Assigned Loans and Commitments will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

         (g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Loan Party;

         (h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Loan Party without the prior written consent of Agent; and

         (i) As of the date of this Agreement, Assignee Lender is entitled to receive payments of principal and interest in respect of the Loans without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender's failure to fulfill its obligations under the terms of Section 2.08 of the Credit Agreement or from any other inaccuracy in, or breach of, any of the representations, warranties or covenants of Assignee Lender in this Assignment.

         SECTION 3.02 Assignor Lender's Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

         (a) Assignor Lender has been paid in full for the Assigned Loans and Commitments;

         (b) This Assignment is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

         (c) The execution and performance by Assignor Lender of its duties and obligations under this Assignment and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

         (d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Assignment and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

         (e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

         (f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

                                   ARTICLE IV
                            LIMITATIONS OF LIABILITY

         SECTION 4.01 Limitations of Liability. Neither Assignor Lender (except as provided in Section 3.02 of this Assignment) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, or the Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Loan Party or other obligor or the performance or observance by any Loan Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Loan Party. Nothing in this Assignment or in the Loan Documents shall impose upon Assignor Lender or Agent any fiduciary relationship in respect of Assignee Lender.

                                   ARTICLE V
                                  MISCELLANEOUS

         SECTION 5.01 Failure to Enforce. No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Assignment are cumulative with, and not exclusive of, any rights or remedies otherwise available.

         SECTION 5.02 Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

         SECTION 5.03 Amendments and Waivers. No amendment, modification, termination, or waiver of any provision of this Assignment will be effective without the written concurrence of Assignor Lender, Assignee Lender and Agent.

         SECTION 5.04 Severability. Whenever possible, each provision of this Assignment will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Assignment is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Assignment. In addition, in the event any provision of or obligation under this Assignment is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

         SECTION 5.05 Section Titles. Section and Subsection titles in this Assignment are included for convenience of reference only, do not constitute a part of this Assignment for any other purpose, and have no substantive effect.

         SECTION 5.06 Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 5.07 Applicable Law. This ASSIGNMENT shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in such state.

         SECTION 5.08 Counterparts. This Assignment may be executed in any number of counterparts and by different parties to this Assignment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Assignment by telecopier shall be effective as delivery of an original executed counterpart of this Assignment.

                            [Signatures on Next Page]

                                                                    Exhibit 4.17

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           ASSIGNOR LENDER:

                           By:____________________________________
                           Name:
                           Title:
                           Notice Address:
                           _______________________________________
                           _______________________________________
                           _______________________________________
                           Fax:[                                 ]
                           Attn:[                                ]

                           ASSIGNEE LENDER:

                           By:____________________________________
                           Name:
                           Title:
                           Notice Address:
                           _______________________________________
                           _______________________________________
                           _______________________________________
                           Fax:[                                 ]
                           Attn:[                                ]

ACCEPTED:

WILMINGTON TRUST COMPANY

By:_____________________________________
Name:
Title:

Notice Address:
_______________________________________
_______________________________________
_______________________________________

Fax: [_________________________________]
Attn:[_________________________________]